AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIGYN THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3841	47-2573116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2468 Historic Decatur Road

Suite 140

San Diego, California 92106

Telephone: (619) 353-0800

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

VCorp Services

18 Lafayette Place

Woodmere, NY 11598

Telephone: (845) 425-0077

(Name, Address, and Telephone Number for Agent of Service)

Copies to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th Floor New York, NY 10017 Telephone: (516) 217-6379 Fax: (866) 705-3071	Patrick J. Egan, Esq. Leslie Marlow, Esq. Hank Gracin, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 22, 2022

Sigyn Therapeutics, Inc.

Class A Units

Each Class A Unit Consisting of

One Share of Common Stock and

One Series A Warrant to Purchase One Share of Common Stock

Class B Units

Each Class B Unit Consisting of __ Shares of Series B Preferred Stock and One Series A Warrant to

Purchase One Share of Common Stock

This is a firm commitment public offering of ____ Class A Units (“Class A Units”), with each Class A Unit consisting of one share of our common stock, par value $0.001 per share, and one Series A Warrant to purchase one share our common stock (and the shares issuable from time to time upon exercise of the Series A Warrants) pursuant to this prospectus based on an assumed offer price of $____ for each Class A Unit. Each Series A Warrant will have an exercise price of $____ (assumed) per share, will be exercisable upon issuance and will expire five years from issuance. We expect the public offering price will be $______ per Class A Unit.

The Class A Units have no stand-alone rights, will not be certificated or issued as stand-alone securities and there will be no trading market for the Class A Units. The shares of common stock and the Series A Warrants comprising the Class A Units will separate immediately upon completion of this offering and prior to any trading of the common stock and Series A Warrants.

We are also offering to those purchasers, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock, a unit consisting of one share of Series B convertible preferred stock, par value $.001 per share, convertible at any time at the holder’s option into a number of shares of common stock equal to $5,000 divided by $_____, the public offering price per Class A Unit (the “Conversion Price”), and warrants to purchase a number of shares of common stock equal to the number of shares of common stock issuable upon conversion of one share of Series B convertible preferred stock (“Class B Unit”) at a public offering price of $5,000 per Class B unit. The warrants included in the Class B Units will have the same terms as the warrants included in the Class A Units. For each Class B Unit we sell, the number of Class A Units we are offering will be decreased on a dollar-for-dollar basis. Because we will issue a Series A Warrant as part of the Class A Unit or Class B Unit, the number of Series A Warrants sold in this offering will not change as a result of the change in the mix of Class A Units and Class B Units.

Our common stock is quoted on the OTC Markets Pink Sheets trading system under the symbol “SIGY”. On June 21 , 2022, the last report sale price of our common stock on the OTC Markets Pink Sheets was $0.249. Prior to this offering, there has been no public market for our Class A Units or our Series A Warrants. We plan to apply to have our shares of common stock listed on the Nasdaq Capital Market under the symbol “SIGY”. No assurance can be given that our application will be approved or that the trading price of our common stock on the OTC Markets Pink Sheets will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.  If, for whatever reason, Nasdaq does not confirm the listing of our common stock on Nasdaq prior to the pricing of the offering, we will not be able to consummate and will terminate this offering. There is no established trading market for the warrants or the Series B convertible preferred stock. In addition, we do not intend to apply for the listing of the Series A Warrants or the Series B Preferred on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Warrants and the Series B Preferred will be limited.

The number of Class A Units and Class B Unit offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $ per Class A Unit and $___ per Class B Unit, which is based on the last reported sales price of our common stock of $ on             , 2022 . The actual public offering price of the Class A Units and Class B Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the assumed public offering price per Class A Unit and Class B Unit used throughout this prospectus may not be indicative of the actual public offering price for the Class A Units and Class B Units. See “Determination of Offering Price” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” under the federal securities laws and may elect to comply with certain reduced public company reporting requirements for future filings.

We intend to apply to have our common stock listed on The Nasdaq Capital Market under the symbol “SIGY”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Class A Unit	Class B Unit	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the representative of underwriters and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below and (ii) warrants being issued to the representative of the underwriters in this offering. The public offering price and underwriting discount corresponds to (i) in respect of the Class A Units (a) a public offering price per share of common stock of $__ and (b) a public offering price per Series A Warrant of $__, and (ii) in respect of the Class B Units (a) a public offering price per share of Series B preferred stock of $__ and (ii) a public offering price per Series A Warrant of $_____.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional ____ shares of common stock and/or __ shares of Series B preferred stock and/or  additional Series A Warrants (having the same terms as the Series A Warrants included in the Class A Units in the offering) from us in any combination thereof at the public offering price per share of common stock equal to the public offering price per Class A Unit minus $0.01 per share and $0.01 per Series A Warrant, respectively, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers in the offering on or about               , 2022.

The date of this prospectus is           , 2022

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

Except as otherwise indicated, as used in this prospectus, references to the “Company,” “we,” “us,” or “our” refer to Sigyn Therapeutics, Inc.

The following summary highlights selected information contained in this prospectus, and it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Our Company

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) is a medical technology company headquartered in San Diego, California. Our focus is on the treatment of pathogen-associated conditions that precipitate sepsis, the leading cause of hospital deaths worldwide1. Sigyn Therapy™ is a multi-function blood purification technology designed to extract pathogen   sources of life-threatening inflammation in concert with the broad-spectrum elimination of inflammatory mediators from human blood plasma.

Beyond the treatment of sepsis, Sigyn Therapy establishes a novel strategy to address emerging pandemic threats, hepatic encephalopathy, bridge-to-liver transplant, and community acquired pneumonia, which is a leading cause of death among infectious diseases2, the leading cause of death in children under five years of age2, and a catalyst for approximately 50% of sepsis and septic shock cases2.

1Global, regional and national sepsis incidence and mortality The Journal Lancet, January 2020

2The American Thoracic Society – Pneumonia Facts 2019

Risks and Challenges That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below and the other risks that are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	Demand and market acceptance of our product offerings may be considerably less than what we currently anticipate.

●	We may be unable to increase revenues in the manner in which we anticipate and generate profitability.

●	We may face challenges in successfully completing U.S. Food and Drug Administration (“FDA”) testing requirements.

●	We may not be able to meet increased and changing regulatory requirements.

●	Our systems are not commercially tested.

●	We will need to raise additional capital to fully commercialize our products.

●	Some of our target products may face an uncertain regulatory environment.

●	We may be unable to expand operations and manage growth.

●	We may be unable to retain key members of our management and development teams and to recruit additional qualified personnel.

●	We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.

●	We face risks as a result of the ongoing COVID-19 pandemic.

●	We may not be able to continue as a going concern.

1

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	being permitted to provide less extensive narrative disclosure than other public companies including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved;

●	being permitted to defer complying with certain changes in accounting standards; and

●	being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Available Information

We file various reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available through the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”) by accessing the SEC’s home page (http://www.sec.gov).

Corporate Information

On October 19, 2020, Sigyn Therapeutics, Inc, a Delaware corporation (the “Registrant”) formerly known as Reign Resources Corporation, completed a Share Exchange Agreement (the “Agreement”) with Sigyn Therapeutics, Inc., a private entity incorporated in the State of Delaware on October 19, 2019. Our mailing address is currently 2468 Historic Decatur Road., Suite 140, San Diego, California, 92106. Our telephone number is (619) 353-0800.

2

THE OFFERING

Class A Units offered by us:

We are offering Class A Units. Each Class A Unit consists of one share of our common stock and a Series A Warrant to purchase one share of our common stock (together with the shares of common stock underlying such warrants). The Class A Units will not be certificated or issued in stand-alone form. The shares of our common stock and the Series A Warrants comprising the Class A Units are immediately separable upon issuance and will be issued separately in this offering.

Assumed Offering price:	$[__] per Class A Unit

Class B Units offered by us:	We are also offering to those purchasers, whose purchase of Class A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering, the opportunity to purchase, in lieu of the number of Class A Units that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock, Class B Units. Each Class B Unit will consist of one share of Series B preferred stock, par value $0.001 per share, convertible into a number of shares of common stock equal to $5,000 divided by $____, the public offering price per Class A Unit (the “Conversion Price”), and warrants to purchase a number of shares of common stock equal to the number of shares of common stock issuable upon conversion of one share of Series B convertible preferred stock (together with the shares of common stock underlying such shares of Series B convertible preferred stock and such warrants). The Class B Units are immediately separable into their components upon closing of the offering contemplated hereby. For each Class B Unit we sell, the number of Class A Units we are offering will be decreased on a dollar-for-dollar basis. Because we will issue a warrant as part of each Unit, the number of warrants sold in this offering will not change as a result of a change in the mix of the Units sold.

Offering price per Class B Unit:	$

Description of Series B Preferred Stock:

Each share of Series B preferred stock is convertible at any time at the holder’s option into a number of shares of common stock equal to $5,000 divided by the Conversion Price. Notwithstanding the foregoing, we shall not effect any conversion of Series B preferred stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B preferred stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the purchaser, 9.99%)  of the shares of our common stock then outstanding after giving effect to such exercise. The Series B Preferred Stock does not generally have any voting rights. For additional information, see “Description of Securities—Series B Preferred Stock” in this prospectus.

Number of shares of common stock outstanding after the offering:(1)	_______ shares of common stock

Market for the common stock:	Our common stock is quoted on the OTC Markets Pink Sheets trading system under the symbol “SIGY”. On June 21, 2022, the last reported sale price for our common stock was $0.249 per share. Prior to this offering, there has been a limited market for our common stock. While our common stock is quoted on the OTC Markets Pink Sheets, there has been negligible trading volume.

There is no assurance that an active trading market will develop, or, if developed, that it will be sustained. Consequently, purchasers of our common stock may find it difficult to resell the securities offered herein should the purchasers desire to do so when eligible for public resale.

Our officers and directors are not purchasing securities in this offering.

Use of proceeds:

We estimate that we will receive approximately $___________ in gross proceeds if we sell all of the Class A Units in the offering (based on an assumed offering price of $[__] per Class A Unit, which was the last reported sales price of our common stock as quoted on the OTC Markets Pink Sheets on , 2022), and we will receive estimated net proceeds (after deducting underwriting discounts and estimated offering expenses) (assuming no exercise of the underwriter’s over-allotment option, the Series A Warrants included in the Class A Units and Class B Units or the Representatives’ Warrants offered hereby).

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our research and development activities, clinical trials and the regulatory review process, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” for a more detailed explanation of how the proceeds from the Offering will be used.

Over-allotment option:	We have granted a 45-day option to the representative of the underwriters to purchase up to additional shares of common stock and/or additional Series A Warrants, based on an assumed public offering price of $ per Class A Unit or $__ per Class B Unit, which was the last reported sales price of our common stock on the OTC Markets Pink Sheets on , 2022 (having the same terms as the Series A Warrants included in the Class A Units and Class B Units in the offering) from us in any combination thereof at a price per share of common stock equal to the public offering price per Class A Unit and Class B Unit minus $0.01 and a price per warrant of $0.01, respectively, in each case, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Representative’s Warrants	The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase shares of our common stock (based on an assumed offering price of $ per share, which was the last reported sales price of our common stock as quoted on the OTC Markets Pink Sheets on , 2022) to Univest Securities, LLC (the “representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the representative in connection with this offering. The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one half period commencing 180 days following the commencement of sales of the securities in this offering at an exercise price of $[__] (110% of the assumed public offering price of the Class A Units). Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

Risk Factors:	See “Risk Factors‚” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our securities.

Trading symbol:

Our common stock is currently quoted on the OTC Markets Pink Sheets trading system under the symbol “SIGY”. We plan to apply to have our shares of common stock listed on the Nasdaq Capital Market under the symbol “SIGY”. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Markets Pink Sheets trading system will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market. If, for whatever reason, Nasdaq does not confirm the listing of our common stock on Nasdaq prior to the pricing of the offering, we will not be able to consummate and will terminate this offering.

There is no established trading market for the Series B Preferred Stock or the Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series B Preferred Stock or the Series A Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series B Preferred Stock and the Series A Warrants will be limited.

Series A Warrants	The exercise price of the Series A Warrants shall be 110% of the offering price of the Class A Units. The Series A Warrants have a five-year term. The Series A Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

(1)	The number of shares of our common stock to be outstanding after this offering is based on shares of our common stock outstanding as June 22, 2022.

Unless we indicate otherwise or the context otherwise requires, all information in this prospectus:

●	assumes no exercise by the underwriters of their option to purchase up to additional shares of our common stock and/or Series A Warrants from us to cover over-allotments, if any;
●	no exercise of the Series A Warrants included in the Class A Units and Class B Units;
●	assumes no exercise of the Representative’s Warrants to be issued upon consummation of this offering at an exercise price equal to 110% of the initial offering price of the Class A Units;
●	assumes no shares of Series B Preferred Stock are sold in this offering;
●	assumes no exercise of outstanding warrants to purchase shares of our common stock at an exercise price of $[__]; and
●	excludes shares of common stock to be reserved for future issuance under our equity incentive plan, which will be effective upon the completion of this offering.

To the extent we sell any Class B Units in this offering, the same aggregate number of common stock equivalents resulting from this offering would be convertible under the Series B Preferred issued as part of the Class B Units.

3

SUMMARY FINANCIAL DATA

The following tables set forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The statements of operations data for the years ended December 31, 2021, and 2020 and the three months ended March 31, 2022 and March 31, 2021, and balance sheet data as of December 31, 2021, and December 31, 2020 and March 31, 2022 and March 31, 2021 are derived from our audited financial statements included elsewhere in this prospectus.

The following summary financial information should be read in connection with, and is qualified by reference to, our financial statements related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our historical results are not necessarily indicative of results to be expected in any future period.

Statement of Operations Data:

	Year ended	Year ended
	December 31,	December 31,
	2021	2020

Operating costs and expenses
General and administrative	$1,274,203	$497,072
Research and development	734,014	419,362
Total operating Expenses	2,008,217	916,434
Loss from operations	(2,008,217)	(916,434)

Other expense
Impairment of assets	536,047	-
Interest expense	460,355	343,156
Total other income	996,402	343,156
Net loss	(3,004,619)	(1,259,590)

Net loss per share, basic and diluted	$(0.08)	$(0.17)

Weighted average number of shares of common stock outstanding, basic and diluted	36,396,585	7,351,272

Balance Sheet Data

	December 31,	December 31,
	2021	2020
Cash	$340,956	$84,402
Working capital	$52,075	$586,047
Total assets	$710,259	$694,082
Total liabilities	$974,843	$594,903
Preferred stock	$-	$-
Common stock	$3,730	$3,520
Additional paid-in-capital	$3,997,445	$1,356,799
Accumulated deficit	$(4,265,759)	$(1,261,140)
Total stockholders’ equity	$(264,584)	$694,082

Statement of Operations Data:

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021

Operating costs and expenses
Marketing expenses	$250	$82,250
General and administrative	228,342	$116,516
Research and development	380,644	203,330
Total operating Expenses	609,236	402,096
Loss from operations	(609,236)	(402,096)

Other expense
Interest expense	31	-
Interest expense - debt discount	52,257	50,860
Interest expense - original issuance costs	16,522	8,726
Total other income	68,810	59,586
Net loss	(678,046)	(461,682)

Net loss per share, basic and diluted	$(0.02)	$(0.01)

Weighted average number of shares of common stock outstanding, basic and diluted	37,295,803	35,266,601

Balance Sheet Data

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2022	2021
Cash	$81,385	$340,956
Working capital	$62,245	$52,075
Total assets	$447,414	$710,259
Total liabilities	$1,178,983	$974,843
Preferred stock	$-	$-
Common stock	$3,730	$3,730
Additional paid-in-capital	$4,208,506	$3,997,445
Accumulated deficit	$(4,943,805)	$(4,265,759)
Total stockholders’ equity	$(731,569)	$(264,584)

4

RISK FACTORS

You should carefully consider the risks described below before investing in our securities. Additional risks not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of our common stock could decline, and you could lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this Prospectus, including our consolidated financial statements and related notes. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Financial Condition

We are a development-stage therapeutic organization whose primary focus in the foreseeable future will be the clinical progression of Sigyn Therapy toward market clearance.

To date, we have devoted substantially all of our resources to support the development of Sigyn Therapy. This includes the completion in vitro blood purification validation studies, animal studies, the establishment of initial manufacturing protocols, staffing our organization, establishing our intellectual property portfolio, drafting regulatory documents and raising capital to support these activities. However, there is no assurance that we will obtain the capital resources necessary to continue to advance Sigyn Therapy or other product candidates toward market approval.

We have incurred significant net losses since inception and do not anticipate that we will generate revenue in the near future. It is expected that we will continue to incur substantial net losses in the foreseeable future and we may never achieve profitability.

We are a development-stage medical technology company. Investment in development-stage therapeutic organizations is highly speculative based on the need for substantial capital resources and the risk that therapeutic candidates will not receive regulatory approval or become commercially viable if market cleared. We have incurred losses in each year since inception. Our net losses were $3.0 million and $1.3 million for the years ended December 31, 2021 and 2020 , respectively As of December 31, 2021 and March 31, 2022, we had an accumulated deficit of $4.3 million and $4.9 million respectively. We expect to continue to spend significant resources to fund the clinical progression of Sigyn Therapy and other potential product candidates.

Going Concern Risk Factor.

As described in our audited financial statements for the year ended December 31, 2021 contained in our Annual Report on Form 10-K for that same time period, our independent registered public accounting firm included an explanatory paragraph indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. It is anticipated that we will continue to operate as a going concern until the completion of this offering; however, there are no assurances that we will be continue to operate if this offering is delayed.

Upon the completion of this offering, we may require additional capital in the future to fund the continuance of our operations. If we are unable to raise additional capital when needed, we could be forced to delay, reduce or terminate our clinical development programs.

We believe that the net proceeds from this offering will be approximately $____ million, based on an assumed public offering price of $[__] per Class A Unit and Class B Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We believe that such proceeds will fund our operations plan for up to 24 months after the completion of the offering. Accordingly, we acknowledge that there will be a need to raise additional capital to fund future operations, which may include the continued clinical progression of Sigyn Therapy and other potential product candidates. However, our business or operations plan may change as a result of factors currently unknown to us, and we may need to seek additional funds sooner than planned. However, there is no assurance that we will be able to secure funding when we need it or on favourable terms. Additionally, our ability to raise additional capital could be adversely impacted by market conditions or a worsening global economic climate.

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Purchasers of our stock will experience dilution.

At March 31, 2022 and December 31, 2021, we had a net tangible book value of approximately $0.005 and $0.012 per share of our common stock, respectively. If you purchase our common stock from us in our Offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock (assuming a $ per share public offering price, which is the assumed public offering price set forth on the cover page of this prospectus) and the as adjusted net tangible book value per share of our common stock immediately after the offering of $xxx per share (assuming all xxx,000 shares in the Offering are sold at $xxx per share, which is the assumed public offering price set forth on the cover page of this prospectus).

A small group of Company officers and directors hold a majority of the control of the Company.

As of June 10, 2022, 2022, the Company’s executive officers and directors beneficially owned approximately 68.9% of the Company’s outstanding common stock. By virtue of such stock ownership, the principal shareholders are able to control the election of the members of the Company’s Board of Directors and to generally exercise control over the affairs of the Company. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders. There can be no assurance that conflicts of interest will not arise with respect to such directors or that such conflicts will be resolved in a manner favorable to the Company.

Intellectual Property Risk Factors

We currently own the rights to U.S. and foreign patents pending and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology to be vital to our business. While we intend to focus primarily on patentable technology, we may also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own rights to the trademarks Sigyn Therapeutics™ and Sigyn Therapy™.

Our success will depend in large part on our ability to protect our proprietary technologies, including Sigyn Therapy, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, and other agreements to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses, or cease sales of products or certain activities.

It is possible that our pending patent applications may not result in issued patents, and that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using. Additionally, there is a risk that any patent applications that we file or later obtain could be challenged by third parties and declared invalid or unenforceable.

Patent law outside the United States is uncertain and currently undergoing review and revisions in many countries. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that may be issued or pending in the United States. In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology or somehow gain access to our trade secrets and proprietary technological expertise.

We Face Industry & Competition Risks

Based on the size of the market opportunity, the industry to treat sepsis and other life-threatening inflammatory conditions is expected to become extremely competitive. As a development-stage device, Sigyn Therapy faces the challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should Sigyn Therapy become market cleared, we are likely to face significant competition. Additionally, we will need to establish large-scale production of Sigyn Therapy in order to be competitive in the marketplace.

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In the absence of approved drug agents to treat sepsis and other life-threatening disorders, our competition is likely to come from organizations that develop extracorporeal blood purification therapies. Among these therapies are a cytokine adsorption technology (CytoSorb from Cytosorbents Corporation); a technology that removes circulating endotoxin (Toraymyxn from Toray Industries); and two devices that target the removal of pathogens from the bloodstream (the Hemopurifier from Aethlon Medical) and (the Seraph-100 Microbind Affinity Filter from Exthera Medical).

CytoSorb is a clinical-stage therapeutic candidate in the United States and market cleared in more than 40 countries outside the U.S. CytoSorb was recently cleared to treat severe COVID-19 infections under FDA Emergency-Use Authorization (EUA) based on its ability to adsorb inflammatory cytokines from the bloodstream.

Toraymyxn is a clinical-stage therapeutic candidate in the United States and broadly market cleared outside the U.S. Toraymyxn houses an immobilized antibiotic agent with a high specificity to bind circulating endotoxin, a potent activator of sepsis resulting from gram-negative bacterial infections. In North America, exclusive rights to Toraymyxin are licensed to Spectral Medical, who is conducting FDA approved studies to treat sepsis.

The Aethlon Hemopurifier is a clinical-stage therapeutic candidate in the United States. The Hemopurifier has been cleared to treat severe COVID-19 infections through an FDA IDE supplement and was previously cleared under FDA Emergency-Use Authorization (EUA) to treat Ebola virus. Immobilized within the Hemopurifier is an affinity lectin that has a high specificity to bind a broad-spectrum of viral pathogens from the bloodstream.

The Exthera Seraph-100 Microbind Affinity Filter is a clinical-stage therapeutic candidate in the United States and market cleared outside the U.S. for the removal of bloodstream pathogens. The Seraph-100 was recently cleared and broadly deployed to treat severe COVID-19 infections under FDA Emergency-Use Authorization (EUA). The Seraph-100 incorporates heparin-coated polyethylene beads that bind both viral and bacterial pathogens in the bloodstream.

While in vitro studies have validated the ability of Sigyn Therapy to address inflammatory cytokines, bacterial toxins (including endotoxin), hepatic toxins, and infectious viruses, there is no assurance that we will receive market clearance and be able to establish scalable manufacturing that would allow us to compete with these and other emerging therapies.

Government Regulation May Cause Us Delays in Ability to Obtain Approval

Sigyn Therapy is subject to regulation by numerous regulatory bodies, including the United States Food and Drug Administration (FDA) and comparable international regulatory agencies. These agencies will require that we comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance of Sigyn Therapy. As a medical device, the FDA’s Center for Devices and Radiological Health (CDRH) will have primary jurisdiction over the premarket development, review, and approval of Sigyn Therapy. Failure to comply with applicable requirements could subject us to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions, and criminal prosecution.

FDA’s Pre-market Approval Pathway May Take a Long Time for Approval of our Product

Medical devices are classified into one of three categories—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of controls needed to provide reasonable assurance of safety and effectiveness. We anticipate Sigyn Therapy to be a Class III device, which is subject to a Pre-market Approval (PMA) submission and approval.

A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labelling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

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Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision-making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation, or QSR. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Clinical Trial Requirements Pose Risk to Obtaining Approval

Human clinical trials are required to support pre-market approval. In the United States, human clinal studies require the submission of an Investigational Device Exemption (IDE) to FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. At present, we are preparing an IDE to submit to FDA. Prior to initiating human studies, our IDE will need to be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, we must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. Our clinical trial investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials of Sigyn Therapy will not be allowed to begin until our IDE application has been approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of Sigyn Therapy or other product candidates.

The success of Sigyn Therapy and other product candidates will depend on several factors, which include:

● the completion of clinical studies that demonstrate the safety and efficacy of our products; the receipt of market approval from applicable regulatory authorities, and the completion of post-market studies that may be required by applicable regulatory authorities;

● the establishment of commercial manufacturing capabilities and launch of product marketing and commercial sales;

● the acceptance of Sigyn Therapy or other product candidates by patients, the medical community and third-party payors;

● obtaining and maintaining healthcare coverage and adequate reimbursement for Sigyn Therapy and other product candidates.

Many of these factors may be beyond our control, including the time that will be required to complete clinical testing, the regulatory submission process, and a change in the competitive landscape. It is possible that none of our product candidates will ever obtain regulatory approval, even if we expend substantial time and resources seeking such approval. If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully complete clinical trials, obtain regulatory approval or, if approved, commercialize our product candidates, which would materially harm our business, financial condition and the results of our operations.

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Our Pre-clinical Outcomes May Not Be Predictive of Clinical Trial Success

The results of our pre-clinical in vitro validations and animal studies may not be predictive of human clinical study outcomes. Historically, therapeutic candidates that perform satisfactorily in pre-clinical and animal studies may nonetheless fail to obtain marketing approval. If the results of our clinical studies are inconclusive or if there are safety concerns or adverse events associated with our product candidates, we may:

● be delayed in obtaining marketing approval for our product candidates, if approved at all;

● obtain approval for indications or patient populations that are not as broad as intended or desired;

● be required to change the way our product is administered;

●be required to perform additional clinical studies to support approval or be subject to additional post-marketing testing requirements;

● have regulatory authorities withdraw their approval of a product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy.

Additionally, our product candidates could potentially cause adverse events that have not yet been predicted. The inclusion of ill patients in our clinical studies may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using. As described above, any of these events could prevent us from achieving or maintaining market acceptance of our product candidates and impair our ability to commercialize our products.

We will depend on enrollment and retention of patients in our clinical trials for our product candidates. Delays or difficulties enrolling or retaining patients in our clinical trials could adversely impact our business operations.

The successful and timely completion of clinical trials will require that we enroll and retain a sufficient number of patient candidates. Any clinical trials that we conduct could be subject to delays for a variety of reasons, including as a result of patient enrollment taking longer than anticipated, patient withdrawal, or adverse events. These types of developments could cause us to delay a clinical trial or halt further development. Patient enrollment depends on many factors, including:

● the size and nature of the patient population;

● the severity of the disease, condition or infection under investigation;

● eligibility criteria for the trial;

● the proximity of patients to clinical sites;

● the design of the clinical protocol;

● the ability to obtain and maintain patient consents;

● perceived risks and benefits of the product candidate under evaluation;

● the ability to recruit clinical trial investigators with the appropriate competencies and experience;

● the risk that patients enrolled in clinical trials will drop out of the trials before the administration of our product candidates or trial completion;

● the availability of competing clinical trials;

● the availability of candidate patients during pandemic outbreaks, such as COVID-19; and

● the availability of new therapies that are approved for the indication the clinical trial is investigating.

These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner. Delays in the completion of our clinical trials may jeopardize our ability to commence product sales and generate revenue. Additionally, factors that delay the commencement or completion of clinical trials may establish a basis for FDA to deny the approval of our therapeutic candidates.

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Risks Related to our Business and Industry

We are highly dependent on our Chief Executive Officer.

We are highly dependent on our Chief Executive Officer, James A. Joyce, who is integral to our business operations and the development of our product candidates. The loss of Mr. Joyce’s services could have a material adverse effect on our business operations.

We have a limited number of employees

We are a small organization that maintains a staff of five full-time employees. The departure of any employee could have a material adverse effect on our business operations.

We may be adversely affected by current and future pandemic outbreaks  .

The current COVID-19 (“COVID-19”) outbreak and the emergence of future pandemics could have a deleterious impact on our business operations. As demonstrated by COVID-19, pandemic outbreaks can significantly delay or interrupt crucial business operations. Pandemic outbreaks may also reduce the availability of human resources or critical supplies that will be required to carry out our clinical and manufacturing programs. Additionally, stay-at-home and other pandemic outbreak policies could restrict critical personnel from conducting the core activities necessary to advance Sigyn Therapy and other potential product candidates.

Economic uncertainty may adversely affect our access to capital, cost of capital and ability to execute our business plan as scheduled.

Generally, worldwide economic conditions remain uncertain. Access to capital markets is critical to our ability to operate. Traditionally, medical technology companies have funded their research and development expenditures through raising capital in the equity markets. Declines and uncertainties in these markets in the past have severely restricted raising new capital and have affected companies’ ability to continue to expand or fund clinical development efforts. There is no certainty that the capital markets will be conducive to raising capital on favorable terms. If economic conditions become worse, our future cost of equity or debt capital and access to the capital markets could be adversely affected. In addition, if we are unable to access the capital markets on favorable terms, our ability to execute our clinical progression plan would be compromised. Moreover, we rely and intend to rely on third-party vendors, including clinical research organizations, contract manufacturing organizations and consultants. Global economic conditions may result in a disruption or delay in the performance of our third-party contractors and suppliers. If such third-parties are unable to adequately satisfy their contractual commitments to us in a timely manner, our business could be adversely affected.

Our reliance on third-party vendors heightens the risks faced by our business.

We rely on third-party vendors for certain key aspects of our business, including support for information technology systems and certain human resource functions. We do not control these partners, but we depend on them in ways that may be significant to us. If these parties fail to meet our expectations or fulfill their obligations to us, we may fail to receive the expected benefits. In addition, if any of these third parties fails to comply with applicable laws and regulations in the course of its performance of services for us, there is a risk that we may be held responsible for such violations as well, which could adversely affect our business, reputation, financial condition or results of operations.

We rely on third party organizations to conduct our pre-clinical testing, research and clinical trials.

We rely on third-party organizations to conduct preclinical studies, and we expect to continue to rely on third parties, such as CROs, contract manufacturers of clinical supplies, clinical data management organizations, medical institutions and clinical investigators, to conduct our clinical trials and to conduct some aspects of our research and pre-clinical testing. These third parties may terminate their engagements with us at any time. If these third parties do not successfully carry out their duties, meet expected deadlines or conduct our studies in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If we are required to enter into alternative arrangements, it could delay our product development activities.

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Upon commercialization of our products, we may be dependent on third parties to market, distribute and sell our products.

Our ability to generate revenues may be dependent upon the sales and marketing efforts of any future co-marketing partners and third-party distributors. At this time, we have not entered into an agreement with any commercialization partner and only plan to do so prior to commercialization. If we fail to reach an agreement with any commercialization partner, or upon reaching such an agreement that partner fails to sell a large volume of our products, it may have a negative impact on our business, financial condition and results of operations  .

We will be dependent on third parties for the manufacture of our product candidates. If we experience problems with any of these third parties, they could delay clinical development or marketing approval of our product candidates or our ability to sell any approved products.

We do not have any manufacturing facilities. We expect to rely on third-party manufacturers for the manufacture of our product candidates for clinical trials and for commercial supply of any product candidate for which we obtain marketing approval.

We may be unable to establish agreements with third-party manufacturers for clinical or commercial supply on terms favorable to us, or at all. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	reliance on the third party for regulatory compliance and quality assurance;

●	the possible breach of the manufacturing agreement by the third party, including the inability to supply sufficient quantities or to meet quality standards or timelines; and

●	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

Third-party manufacturers may not be able to comply with U.S. cGMPs or similar regulatory requirements outside the United States. Our failure, or the failure of our third-party manufacturers, to comply with cGMPs or other applicable regulations, even if such failures do not relate specifically to our product candidates or approved products, could result in sanctions being imposed on us or the manufacturers, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates, operating restrictions and criminal prosecutions, any of which could adversely affect supplies of our product candidates and harm our business and results of operations.

Any product that we develop may compete with other product candidates and products for access to these manufacturing facilities. There are a limited number of manufacturers that operate under cGMPs and that might be capable of manufacturing for us.

Any performance failure on the part of our manufacturers, including a failure that may not relate specifically to our product candidates or approved products, could delay clinical development or marketing approval or adversely impact our ability to generate commercial sales. If our contract manufacturers cannot perform as agreed, we may be required to replace that manufacturer.

Our anticipated future dependence upon others for the manufacture of our current and future product candidates or products may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

Our business could be adversely affected by reliance on sole suppliers.

Notwithstanding our current multiple supplier approach, certain essential product components may be supplied in the future by sole, or a limited group of, suppliers. Most of our products and components are purchased through purchase orders rather than through long term supply agreements and large volumes of inventory may not be maintained. There may be shortages and delays in obtaining certain product components. Disruption of the supply or inventory of components could result in a significant increase in the costs of these components or could result in an inability to meet the demand for our products. In addition, if a change in the manufacturer of a key component is required, qualification of a new supplier may result in delays and additional expenses in meeting customer demand for products. These factors could adversely affect our revenues and ability to retain our experienced sales force.

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Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported results of operations.

We are required to prepare our financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”), which is periodically revised and/or expanded. From time to time, we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the FASB and the SEC. It is possible that future accounting standards we are required to adopt may require additional changes to the current accounting treatment that we apply to our financial statements and may require us to make significant changes to our reporting systems. Such changes could result in a material adverse impact on our business, results of operations and financial condition.

We have a limited operating history, which may make it difficult to evaluate our business and prospects.

We face the risks associated with businesses in their early stages, with limited operating histories and whose prospects are hard to evaluate. Any evaluation of our business and our prospects must be considered in light of the uncertainties, delays, difficulties and expenses commonly experienced by companies at this stage, which generally include unanticipated problems and additional costs relating to the development and testing of products, product approval or clearance, regulatory compliance, production, product introduction and marketing, and competition. Many of these factors are beyond the control of our management. In addition, our performance will be subject to other factors beyond our control, including general economic conditions and conditions in the healthcare industry.

Market acceptance of Sigyn Therapy and other product candidates will be vital to our future success.

The commercial success of our products is dependent upon their acceptance by the intended markets. Our product candidates may not gain or maintain any significant degree of market acceptance among consumers, surgeons or healthcare providers, or acceptance by third-party payors, such as health insurance companies, Medicaid and Medicare. We cannot be certain that our products will be used by the medical community, even upon market approval of our product candidates.

Market acceptance will be dependent on numerous factors, many of which are not under our control, including:

●	the safety and efficacy of our products and product candidates, as demonstrated in clinical trials and after commercialization;
●	favorable regulatory approval and product labeling;
●	the ease of use of our product and any related instrumentation that accompany our product;
●	our ability to educate and train doctors on the advantages of our product;
●	the price of any approved product relative to alternative technologies; and
●	the availability of third-party reimbursement.

If our products and product candidates do not achieve significant market acceptance, our potential for revenues and profitability would be adversely affected.

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Our employees, independent contractors, principal investigators, consultants, vendors and clinical research organizations, or CROs, could engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, consultants, vendors and CROs may engage in fraudulent or other illegal activity. Misconduct by these persons could include intentional, reckless or negligent conduct or unauthorized activity that violates: laws or regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA or foreign regulatory authorities; manufacturing standards; federal, state and foreign healthcare fraud and abuse laws and data privacy; or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions or other actions stemming from a failure to comply with such laws or regulations, and serious harm to our reputation. In addition, federal procurement laws impose substantial penalties for misconduct in connection with government contracts and require certain contractors to maintain a code of business ethics and conduct. If any such actions are instituted against us, we may have to terminate employees or others involved and the impact of such termination can result in our experiencing delays and additional costs associated with replacing the services being provided. If we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, FDA debarment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our operating results.

U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of future product candidates and to manufacture, market and distribute our products after approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of future products. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

Information Technology Risks

Our internal information technology (IT) systems could be compromised, damaged, breached or destroyed. IT risks include hardware and software failure, human error, spam, viruses, malicious attacks, industrial espionage, as well as natural disasters such as fires, earthquakes, hurricanes or floods. IT system failures may affect our ability to run our operations. Operational impact of IT failures or breaches may result in loss of productivity and a reduced ability to advance our clinical programs. Failures or breaches of our IT systems could also result in the loss or corruption of confidential data or in the theft of data or critical information.

Additionally, the increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems may contain valuable proprietary and confidential information and may contain personal data of employees, third-party vendors, and collaborators. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Any of these consequences could adversely affect business.

Risk Factors Related to Our Common Stock

The price of our common stock may be volatile, and a shareholder’s investment in our common stock could suffer a decline in value.

There has been significant volatility in the volume and market price of our common stock, and such volatility may continue in the future. In addition, factors such as quarterly variations in our operating results, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control, including the effects of pandemic outbreaks, could have a significant impact on the future market price of our common stock and the relative volatility of such market price.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. If we are unable to raise the funds required for all of our planned operations and key initiatives, we may be forced to allocate funds from other planned uses, which may negatively impact our business and operations, including our ability to develop new products and continue our current operations.

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Our common stock is currently traded on the OTC Markets Pink Sheets, which may have an unfavorable impact on our stock price and liquidity.

While we plan to submit an application to list our securities on the Nasdaq stock exchange, our stock is currently listed on the OTC Markets Pink Sheets. The OTC Markets Pink Sheets is significantly more limited market than the national securities exchanges such as the New York Stock Exchange, or Nasdaq stock exchange, and there are lower financial or qualitative standards that a company must meet to have its stock quoted on the OTC Markets Pink Sheets. OTC Markets Pink Sheets is an inter-dealer quotation system much less regulated than the major exchanges, and trading in our common stock may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing an investment is suitable for that customer when recommending an investment to a customer. FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for some customers and may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may result in a limited ability to buy and sell our stock.

Our common shares are currently subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not intend to pay any cash dividends on our shares of common stock in the near future, so our shareholders will not be able to receive a return on their shares unless they sell their shares.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell such shares.

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Raising additional capital may cause dilution to our existing stockholders and investors in this offering, restrict our operations or require us to relinquish rights to our product candidates on unfavorable terms to us.

We may seek additional capital through a variety of means, including through private and public equity offerings and debt financings, collaborations, strategic alliances and marketing, distribution or licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, or through the issuance of shares under other types of contracts, or upon the exercise or conversion of outstanding options, warrants, convertible debt or other similar securities, the ownership interests of our stockholders will be diluted, and the terms of such financings may include liquidation or other preferences, antidilution rights, conversion and exercise price adjustments and other provisions that adversely affect the rights of our stockholders, including rights, preferences and privileges that are senior to those of our holders of common stock in terms of the payment of dividends or in the event of a liquidation. In addition, debt financing, if available, could include covenants limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures, entering into licensing arrangements, or declaring dividends and may require us to grant security interests in our assets. If we raise additional funds through collaborations, strategic alliances, or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, product or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may need to curtail or cease our operations.

There is no established market for the Series B Preferred Stock or Series A Warrants being offered in this offering.

There is no established trading market for the Series B Preferred Stock or Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series B Preferred Stock or Series A Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series B Preferred Stock or Warrants will be limited.

Holders of Series B Preferred Stock will have limited voting rights.

Except with respect to certain material changes in the terms of the Series B Preferred Stock and certain other matters and except as may be required by Delaware law, holders of Series B Preferred Stock will have no voting rights. Holders of Series B Preferred Stock will have no right to vote for any members of our board of directors.

The Series A Warrants are speculative.

The Series A Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common stock and pay an exercise price of $____ per share (110% of the public offering price of our Class A Units in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the Series A Warrants.

The Series A Warrants may not have any value and if an active, liquid trading market for the Series A Warrants does not develop, you may not be able to sell your warrants quickly or at or above the price you paid for them.

The Series A Warrants issued in this offering will be immediately exercisable and expire five years after their issuance. The Series A Warrants will have an initial exercise price equal to $            . In the event that our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Prior to this offering, there has been no public market for any of our warrants and we do not intend to list the Warrants on the Nasdaq Capital Market or any other exchange. As a result, an active trading market may not develop for the Series A Warrants to be sold in this offering or, if developed, may not be sustained, and the market for the Series A Warrants may be highly volatile or may decline regardless of our operating performance. The lack of an active market may impair your ability to sell your Series A Warrants at the time you wish to sell them or at a price that you consider reasonable.

The exercise price of the Series A Warrants offered by this prospectus will not be adjusted for certain dilutive events.

The exercise price of the Series A Warrants offered by this prospectus are subject to adjustment for certain events, including, but not limited to, the payment of a stock dividend, stock splits, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities and there may be transactions or occurrences that may adversely affect the market price of our common stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

There is no assurance that we will fulfill or maintain the listing requirements of the NASDAQ.

We are applying to list our common stock on the Nasdaq Capital Market, a national securities exchange. An approval of our listing application by NASDAQ will be subject to, among other things, our ability to fulfill all of the listing requirements of NASDAQ. There is no assurance that our securities will become NASDAQ listed and even if our shares become NASDAQ listed, there is no assurance that an active trading market for our securities will develop or be sustained after this offering is completed.

In addition, NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our securities and more difficult to obtain accurate price quotations on our securities. This could have an adverse effect on the price of our common shares. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common shares and/or other securities are not traded on a national securities exchange.

If we are unable to meet the NASDAQ listing criteria, our common shares may continue to trade on the OTC Pink Sheets.

We are applying for our common stock to be listed on NASDAQ, a national securities exchange. The NASDAQ requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price (which will necessitate that we effect a reverse split of our issued and outstanding common stock before listing), total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on NASDAQ. In the event we are unable to have our shares traded on NASDAQ, our common stock may continue to trade on the OTC Pink Sheets, which is less liquid and more volatile than the NASDAQ. Our failure to have our shares traded on NASDAQ could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on NASDAQ.

We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. Pending use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements will not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging-growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim”, “anticipate”, “assume”, “believe”, “contemplate”, “continue”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, “objective”, “plan”, “predict”, “potential”, “positioned”, “pioneer”, “seek”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

These forward-looking statements include, but are not limited to, statements about:

●	our use of net proceeds from this offering;

●	the continued development and growth of the demand and markets for our products;

●	our ability to raise future capital through debt or equity financing transactions;

●	our ability to attract and retain key employees;

●	our ability to manage growth in our business; and

●	our ability to identify and successfully execute strategic partnerships.

Although we base the forward-looking statements contained in this prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this prospectus include:

●	our ability to implement our business strategies;

●	our ability to complete the development of products on time and on budget;

●	our competitive advantages;

●	our ability to obtain and maintain financing on acceptable terms;

●	the impact of competition;

●	the changes and trends in the life sciences industry;

●	changes in laws, rules and regulations;

●	our ability to maintain good business relationships with our exclusive independent operators and strategic partners;

●	our ability to keep pace with changing consumer preferences;

●	our ability to protect our intellectual property;

●	our ability to identify, manage and integrate acquisitions;

●	our ability to retain key personnel; and

●	the absence of material adverse changes in our industry or the global economy, including as a result of the COVID-19 pandemic.

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These forward-looking statements are based on our current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See “Where You Can Find More Information”.

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of _____Class A Units (assuming no purchase of Class B Units) will be approximately $____ million, or approximately $____ million if the underwriter exercises in full its option to purchase additional shares of our common stock and/or Series A Warrants, based on an assumed public offering price of $ per Class A Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price of $____ per Class A Units would increase (decrease) the net proceeds to us from this offering by approximately $___ million, or approximately $___ million if the underwriter exercises its over-allotment option in full, assuming the number of Class A Units offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We currently estimate that we will use the net proceeds from this offering as follows: ______________________ We have presumed that we will receive aggregate gross proceeds of $____ million and deducted $___ million payable in offering costs, commissions and fees.

We intend to use the net proceeds from this offering as follows:

●	Approximately 70% to fund research and the continued development of Sigyn Therapy; and

●	Approximately 30% for working capital and other general corporate purposes, including the additional costs with being a public company.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use of the net proceeds we receive in the offering in any manner we consider to be appropriate. Although our Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

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DETERMINATION OF OFFERING PRICE

The offering price of the Class A Units and Class B Units will be negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Our common stock is currently quoted on the OTC Markets Pink Sheets trading system under the symbol “SIGY.” On June 22, 2022, the last reported sale price of our common stock was $[__] per share.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Markets Pink Sheets trading system.

As of June 22, 2022, we had _______ shareholders of record of our shares of common stock.

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SIGY.” No assurance can be given that such application will be approved or that a trading market will develop. If, for whatever reason, Nasdaq does not confirm the listing of our common stock on Nasdaq prior to the pricing of the offering, we will not be able to consummate and will terminate this offering.

DIVIDEND POLICY

We have never paid any cash dividends on our common shares. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and other factors that our Board of Directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

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CAPITALIZATION

The following table sets forth our capitalization and cash as of March 31, 2022:

●	on an actual basis; and

●

on a pro forma as adjusted basis to reflect the sale by us of ______ Class A Units (assuming no Class B Units are purchased) at the assumed public offering price of $____ per Class A Unit, after deducting the underwriting discounts and commissions and estimated offering costs payable by us; and

●	on a proforma basis to reflect the conversion of senior secured debentures.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table together with the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Numbers are expressed in thousands (U.S. dollars) except share and per share data.

	March 31, 2022
Capitalization in U.S. Dollars in thousands (except share data)	Actual	Pro Forma As Adjusted
Cash	$81	$
Notes payable and senior secured debentures	705
Warrant liability	-
Common stock, $0.0001 par value per share, 1,000,000,000 shares authorized; 37,295,803 shares issued and outstanding; _____ shares issued and outstanding pro forma as adjusted	$4	$
Additional paid in capital	4,209
Obligation to issue shares	-
Accumulated deficit	(4,944)
Accumulated other comprehensive income	-		-
Total stockholders’ equity	(732)		-
Total Capitalization	$(26)		$-

The number of common shares that will be outstanding after this offering set forth above is based on 37,295,803 common shares outstanding as of March 31, 2022.

Unless specifically stated otherwise, all information in this prospectus assumes:

●	assumes no exercise by the underwriters of their option to purchase up to additional shares of our common stock and/or Series A Warrants from us to cover over-allotments, if any;
●	assumes no exercise of the representative’s warrants or Series A Warrants to be issued upon consummation of this offering at an exercise price equal to 110% of the initial offering price of the common stock;
●	assumes no shares of Series B Preferred Stock are sold in this offering;
●	assumes no exercise of outstanding warrants to purchase shares of the Company’s common stock at an exercise price of $[__]; and
●	excludes shares of common stock to be reserved for future issuance under our equity incentive plan, which will be effective upon the completion of this offering.

To the extent we sell any Class B Units in this offering, the same aggregate number of common stock equivalents resulting from this offering would be convertible under the Series B Preferred Stock issued as part of the Class B Units.

(1)	A $1.00 increase or decrease in the assumed public offering price per Class A Units would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total shareholders’ equity and total capitalization by approximately $___ million assuming the number of Class A Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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DILUTION

If you invest in our shares in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per common share of in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common shares as of March 31, 2022. Our historical net tangible book value (deficit) as of March 31, 2022, was approximately $0.012 million or $0.005 per common share.

After giving effect to the sale of a _____ Class A Units at an assumed shares at $ per share (and assuming no sale of Class B Units), after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of December 31, 2021, would have been approximately $ million, or per common share. This represents an immediate increase in as adjusted net tangible book value of $ per share to existing shareholders and an immediate dilution of $ per share to investors purchasing our common shares in this offering at the assumed public offering price.

The following table illustrates per share dilution as of March 31, 2022:

Assumed public offering price per common share		$-
Net tangible book value (deficit) per share as of March 31, 2022	$-
Increase in net tangible book value (deficit) per share attributable to this offering	$-
Net tangible book value (deficit) per share after this offering		$-
Dilution per share to investors participating in this offering		$-

Each $1.00 increase (decrease) in the assumed public offering price per Class A Unit would increase (decrease) our as adjusted net tangible book value (deficit) after this offering by approximately $___ million, or approximately $____ per share, and the dilution per share to new investors by approximately $____ per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Class A Units we are offering. An increase of 500,000 Class A Units in the number of Class A Units offered by us would increase our as adjusted net tangible book value (deficit) after this offering by approximately $____, or $____ per common share, and decrease the dilution per share to new investors by $____ per common share, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 500,000 Class A Units offered by us would decrease our as adjusted net tangible book value (deficit) after this offering by approximately $___ million, or $____ per common share, and increase the dilution per share to new investors by $____ per common share, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing. This table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering.

If the underwriters exercise in full their option to purchase up to ____ additional shares of common stock and Series A Warrants at the assumed initial public offering price of $____ per share, the as adjusted net tangible book value (deficit) after this offering would be $____ per share, representing an increase in net tangible book value (deficit) of $____ per share to existing shareholders and immediate dilution in net tangible book value (deficit) of $____ per share to investors purchasing our common shares in this offering at the assumed public offering price.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 5 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

We are an emerging growth company as defined in Section 2(a) (19) of the Securities Act. Pursuant to Section 107 of the Jumpstart Our Business Startups Act, we may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have chosen to take advantage of the extended transition period for complying with new or revised accounting standards applicable to public companies to delay adoption of such standards until such standards are made applicable to private companies. Accordingly, our consolidated financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Our Company

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) is a medical technology company headquartered in San Diego, California. Our focus is the treatment of pathogen-associated conditions that precipitate sepsis, the leading cause of hospital deaths worldwide1. Sigyn Therapy™ is a multi-function blood purification technology that extracts pathogen sources of life-threatening inflammation in concert with the broad-spectrum elimination of inflammatory mediators from human blood plasma.

Beyond the treatment of sepsis, Sigyn Therapy establishes a novel strategy to address emerging pandemic threats, hepatic encephalopathy, bridge-to-liver transplant, and community acquired pneumonia, which is a leading cause of death among infectious diseases2, the leading cause of death in children under five years of age2, and a catalyst for approximately 50% of sepsis and septic shock cases2.

1Global, regional and national sepsis incidence and mortality The Journal Lancet, January 2020

2The American Thoracic Society – Pneumonia Facts 2019

Financing Transactions

Preferred Stock

The Company has 10,000,000 shares of par value $0.0001 preferred stock authorized, of which no preferred shares are issued and outstanding at May 5, 2022.

Common Stock

The Company has authorized 1,000,000,000 shares of par value $0.0001 common stock, of which 37,238,656   shares are outstanding at May 5, 2022.

On October 28, 2021, an investor elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

On October 25, 2021, an investor elected to convert the aggregate principal amount of the Note, $110,000, into 157,143 common shares.

On October 20, 2021, the Company entered into a securities purchase agreement with an accredited investor that resulted in the issuance of 320,000 shares of common stock and warrants to purchase an aggregate of 320,000 shares of the Company’s common stock for total proceeds totaling $400,000. The offering allowed for qualified investors to purchase one share of the Company’s common stock at $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.25 per share. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

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On October 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $37,600 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

On July 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $47,000 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

On May 10, 2021, Brio Capital elected to convert the aggregate principal amount of a $110,000 convertible note issued on February 10, 2021 into 157,143 shares of the Company’s common stock.

In April 2021, the Company initiated an offering of up to $1.5 million of the Company’s restricted common shares. The offering allowed for qualified investors to purchase one share of the Company’s common stock $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.75 per share. On May 10, 2021, the Company closed the offering to investors and subsequently disclosed that it had entered into securities purchase agreements with accredited investors that resulted in the issuance of 1,172,000 shares of common stock and warrants to purchase an aggregate of 1,172,000 shares of the Company’s common stock for total proceeds totalling $1,465,000. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On April 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On February 19, 2021, a previous noteholder exercised the warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. The common shares have not been issued as of March 14, 2022.

On January 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

During the year ended December 31, 2020, the Company issued 1,015,344 common shares to third parties in conjunction with the exchange of convertible promissory debentures.

On October 19, 2020, the Company issued 33,686,169 common shares in conjunction with acquisition.

Warrants

On October 22, 2021, the Company and Osher amended convertible debt agreements for the maturity date from October 20, 2021 to October 20, 2022. In exchange for the extension of the Note, the Company issued Osher 450,000 warrants to purchase an aggregate of 450,000 shares of the Company’s common stock, valued at $197,501 (based on the Black Scholes valuation model on the date of grant) (see Note 6). The warrants are exercisable for a period of five years at $1.00 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. The Company is amortizing the value of the warrants ratably through October 20, 2022. The Company recorded $40,041 and $0 for the years ended December 31, 2021 and 2020, respectively, and is classified in other expenses in the consolidated Statements of Operations.

Current Noteholders

Osher – $457,380

On January 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $385,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture due January 26, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants to purchase up to an aggregate of 80,209 shares of the Company’s Common Stock at an exercise price of $7.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the note and warrants was $350,005 which was issued at a $34,995 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.094 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

24

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Warrants dated January 28, 2020, for the number of warrant shares from 80,209 warrant shares to 4,113,083 warrant shares at an exercise price of $0.14 per share.
●	The parties amended the Note for the maturity date from June 23,2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20,2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20,2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

Osher – $60,500

On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at an amended $4,995 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

Osher – $199,650

On September 17, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $181,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 8,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $165,000 which was issued at a $16,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

25

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Warrants dated September 17, 2020, for the number of warrant shares from 8,250 warrant shares to 465,366 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

Osher – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

Brio – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Brio Capital Master Fund Ltd. (“Brio”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

Osher – $110,000

On April 28, 2022, the Company entered into an Original Issue Discount Senior Convertible Debentures (the “Note”) totaling (i) $220,000 aggregate principal amount of Note due April 28, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 440,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

Brio - $110,000

On May 10, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “May 2022 Note”) totaling (i) $110,000 aggregate principal amount of Note due May 10, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

26

 Impairment of Inventory

Based on the significant advancement of Sigyn Therapy, the Company decided in the 4th quarter of 2021 to assess the value of retail business operations that were a focus of the Company prior to the merger transaction consummated on October 19, 2020.

Related to this assessment, management determined the wholesale liquidation value of its sapphire gem inventory to be 5-10% of the previously reported retail value, based on communications with certified gemologists, the variance between retail and wholesale valuations, and current market conditions. As a result, the Company has valued the inventory at $50,000 and recorded an impairment of assets of $536,047 in the year ended December 31, 2021 and is classified in other expenses in the consolidated Statements of Operations.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue operations.

Results of Operations - Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following discussion represents a comparison of our results of operations for the years ended December 31, 2021 and 2020. The results of operations for the periods shown in our audited consolidated financial statements are not necessarily indicative of operating results for the entire period. In the opinion of management, the audited consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position, results of operations and cash flows for the periods presented.

	Year Ended December 31, 2021	Year Ended December 31, 2020

Net revenues	$-	$-
Cost of sales	-	-
Gross Profit	-	-
Operating expenses	2,008,217	916,434
Other expense	996,402	343,156
Net loss before income taxes	$(3,004,619)	$(1,259,590)

Net Revenues

For the years ended December 31, 2021 and 2020, we had no revenues.

Cost of Sales

For the years ended December 31, 2021 and 2020, we had no cost of sales.

Operating expenses

Operating expenses increased by $1,091,783, or 119.1%, to $2,008,217 for the year ended December 31, 2021 from $916,434 for the year ended December 31, 2020 primarily due to increases in professional fees of $36,211, compensation costs of $259,154, consulting costs of $112,919, research and development costs of $314,652, depreciation and amortization costs of $7,851, investor relations costs of $306,487, rent expenses of $45,154, and general and administration costs of $9,355, as a result of adding administrative infrastructure for our anticipated business development.

For the year ended December 31, 2021, we had research and development costs of $734,014, and general and administrative expenses of $1,274,203 primarily due to professional fees of $123,293, compensation costs of $451,734, consulting costs of $286,194, rent of $46,663, depreciation and amortization costs of $19,151, investor relations costs of $329,006, and general and administration costs of $18,162, as a result of adding administrative infrastructure for our anticipated business development.

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For the year ended December 31, 2020, we had marketing expenses of $705, research and development costs of $419,362, and general and administrative expenses of $496,367 primarily due to professional fees of $260,356, compensation costs of $192,580, rent of $1,509, depreciation and amortization costs of $11,300, investor relations costs of $22,519, and general and administration costs of $8,103, as a result of adding administrative infrastructure for our anticipated business development.

Other Expense

Other expense for the year ended December 31, 2021 totaled $996,402 primarily due to impairment of assets of $536,047, interest expense of $429,488 in conjunction with accretion of debt discount and original issuance discount, and interest expense of $30,867, compared to other expense of $343,156 primarily due to interest expense of $343,156 in conjunction with accretion of debt discount and original issuance discount for the year ended December 31, 2020.

Net loss before income taxes

Net loss before income taxes for the year ended December 31, 2021 totaled $3,004,619 primarily due to (increases/decreases) in compensation costs, professional fees, consulting costs, research and development costs, investor relations costs, and general and administration costs compared to a loss of $1,259,590 primarily due to (increases/decreases) in compensation costs, professional fees, marketing costs, research and development costs, investor relations costs, and general and administration costs for the year ended December 31, 2020 primarily due to professional fees.

Assets and Liabilities

Assets were $710,259 as of December 31, 2021. Assets consisted primarily of cash of $340,956, inventories of $50,000, equipment of $28,046, intangible assets of $5,700, and operating lease right-of-use assets of $262,771. Liabilities were $974,843 as of December 31, 2021. Liabilities consisted primarily accounts payable of $39,674, accrued payroll and payroll taxes of $1,072, convertible notes of $647,202, net of $53,614 of unamortized debt discount, operating lease liabilities of $286,716, and other current liabilities of $179.

Liquidity and Capital Resources

General – Overall, we had an increase in cash flows for the year ended December 31, 2021 of $256,554 resulting from cash provided by financing activities of $2,060,000, offset partially by cash used in operating activities of $1,774,182 and cash used in investing activities of $29,264.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Net cash provided by (used in):
Operating activities	$(1,774,182)	$(829,809)
Investing activities	(29,264)	(10,799)
Financing activities	2,060,000	925,010
	$256,554	$84,402

Cash Flows from Operating Activities – For the year ended December 31, 2021, net cash used in operations was $1,774,182 compared to net cash used in operations of $829,809 for the year ended December 31, 2020. Net cash used in operations was primarily due to a net loss of $3,004,619 for year ended December 31, 2021 and the changes in operating assets and liabilities of $34,149, primarily due to the increases in other current assets of $2,075 and other assets of $20,711, and a decrease in accrued payroll and payroll taxes of $58,635, offset primarily by increases in accounts payable of $23,669 and other current liabilities of $23,603. In addition, net cash used in operating activities includes adjustments to reconcile net profit from depreciation expense of $2,946, amortization expense of $16,205, accretion of original issuance costs of $61,283, accretion of debt discount of $368,205, stock issued for services of $249,100, interest expense converted to notes payable of $30,800, and impairment of assets of $536,047.

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Net cash used in operations was primarily due to a net loss of $1,259,590 for year ended December 31, 2020 and the changes in operating assets and liabilities of $75,325, primarily due to the increase in accounts payable of $15,095, accrued payroll and payroll taxes of $59,707, and other current liabilities of $523. In addition, net cash used in operating activities includes adjustments to reconcile net profit from depreciation expense of $346, amortization expense of $10,954, accretion of original issuance costs of $67,823, and accretion of debt discount of $275,333.

Cash Flows from Investing Activities – For the year ended December 31, 2021, net cash used in investing was $29,264 due to the purchase of property and equipment compared to cash flows from investing activities of $10,799 due to the purchase of intangible assets for the year ended December 31, 2020.

Cash Flows from Financing Activities – For the year ended December 31, 2021, net cash provided by financing was $2,060,000 due to proceeds from short term convertible notes of $250,000, repayments of short-term convertible notes of $55,000, and common stock and warrants issued for cash of $1,865,000. For the year ended December 31, 2020, net cash provided by financing was $925,010 due to proceeds from short term convertible notes.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks, and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our shareholders, in the case of equity financing .

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $4,266,000 at December 31, 2021, had a working capital deficit of approximately $341,000 at December 31, 2021, had net losses of approximately $3,005,000 and $1,260,000 for the years ended December 31, 2021 and 2020, respectively, and net cash used in operating activities of approximately $1,774,000 and $830,000 for the years ended December 31, 2021 and 2020, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Critical Accounting Policies

Refer to Note 3 in the accompanying notes to the unaudited condensed consolidated financial statements for critical accounting policies.

Recent Accounting Pronouncements

Refer to Note 3 in the accompanying notes to the unaudited condensed consolidated financial statements.

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Off-Balance Sheet Arrangements

As of December 31, 2021, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;
●	liquidity or market risk support to such entity for such assets;
●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or
●

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Results of Operations - Three Months Ended March 31, 2022 Compared to Three Months Ended March 31, 2021

The following discussion represents a comparison of our results of operations for the three months ended March 31, 2022 and 2021. The results of operations for the periods shown in our audited condensed consolidated financial statements are not necessarily indicative of operating results for the entire period. In the opinion of management, the audited condensed consolidated financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position, results of operations and cash flows for the periods presented.

	Three Months Ended March 31,
	2022	2021

Net revenues	$-	$-
Cost of sales	-	-
Gross Profit	-	-
Operating expenses	609,236	402,096
Other expense	68,810	59,586
Net loss before income taxes and discontinued operations	$(678,046)	$(461,682)

Net Revenues

For the three months ended March 31, 2022 and 2021, we had no revenues.

Cost of Sales

For the three months ended March 31, 2022 and 2021, we had no cost of sales.

Operating expenses

Operating expenses increased by $207,140, or 51.5%, to $609,236 for three months ended March 31, 2022 from $402,096 for the three months ended March 31, 2021 primarily due to increases in professional fees of $35,610, compensation costs of $40,209, research and development costs of $111,826, depreciation costs of $1,360, rent expenses of $17,469, consulting fees of $76,642, and general and administration costs of $41,874, offset primarily by a decrease in investor relations costs of $26,395, marketing costs of $82,000, and amortization costs of $9,454, as a result of adding administrative infrastructure for our anticipated business development.

For the three months ended March 31, 2022, we had marketing expenses of $250, research and development costs of $228,342, and general and administrative expenses of $380,644 primarily due to professional fees of $53,494, compensation costs of $144,894, rent of $17,919, depreciation costs of $1,704, amortization costs of $900, investor relations costs of $10,105, consulting fees of $107,252, and general and administration costs of $44,377, as a result of adding administrative infrastructure for our anticipated business development.

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For the three months ended March 31, 2021, we had marketing expenses of $82,250, research and development costs of $116,516, and general and administrative expenses of $203,330 primarily due to professional fees of $17,884, compensation costs of $104,685, rent of $450, depreciation and amortization costs of $10,698, investor relations costs of $36,500, consulting fees of $30,610, and general and administration costs of $2,503, as a result of adding administrative infrastructure for our anticipated business development.

Other Expense

Other expense for the three months ended March 31, 2022 totaled $68,810 primarily due to interest expense of $52,257 in conjunction with accretion of debt discount and interest expense of $16,522 in conjunction with accretion of original issuance discount, compared to other expense of $59,586 for the three months ended March 31, 2021 primarily due to interest expense of $50,860 in conjunction with accretion of debt discount and interest expense of $8,726 in conjunction with accretion of original issuance discount.

Net loss before income taxes

Net loss before income taxes and discontinued operations for the three months ended March 31, 2022 totaled $678,046 primarily due to (increases/decreases) in compensation costs, professional fees, marketing costs, investor relations costs, consulting fees, and general and administration costs compared to a loss of $461,682 for the three months ended March 31, 2021 primarily due to (increases/decreases) in compensation costs, professional fees, marketing costs, investor relations, consulting fees, and general and administration costs.

Assets and Liabilities

Assets were $447,414 as of March 31, 2022. Assets consisted primarily of cash of $81,385, inventories of $50,000, other current assets of $12,245, equipment of $26,342, intangible assets of $4,800, operating lease right-of-use assets of $251,931, and other assets of $20,711. Liabilities were $1,178,983 as of March 31, 2022. Liabilities consisted primarily accounts payable of $196,147, convertible notes of $704,920, net of $215,896 of unamortized debt discount and debt issuance costs, operating lease liabilities of $275,929, and other current liabilities of $1,987.

Liquidity and Capital Resources

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $4,943,805 at March 31, 2022, had a working capital deficit of $807,218 and $341,187 at March 31, 2022 and December 31, 2020, respectively, had a net loss of $678,046 and $461,682 for the three months ended March 31, 2022 and 2021, respectively, and net cash used in operating activities of $459,571 and $274,424 for the three months ended March 31, 2022 and 2021, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

General – Overall, we had a decrease in cash flows for the three months ended March 31, 2022 of $259,571 resulting from cash used in operating activities of $459,571, offset partially by cash provided by financing activities of $200,000.

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The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Three Months Ended March 31,
	2022	2021

Net cash provided by (used in):
Operating activities	$(459,571)	$(274,424)
Investing activities	-	(2,871)
Financing activities	200,000	200,000
	$(259,571)	$(77,295)

Cash Flows from Operating Activities – For the three months ended March 31, 2022, net cash used in operations was $459,571 compared to net cash used in operations of $274,424 for the three months ended March 31, 2021. Net cash used in operations was primarily due to a net loss of $678,046 for three months ended March 31, 2022 and the changes in operating assets and liabilities of $147,092, primarily due to the increase in accounts payable of $156,473, other current liabilities of $789, and other current assets of $10,170. In addition, net cash used in operating activities includes adjustments to reconcile net profit from depreciation expense of $1,704, amortization expense of $900, accretion of original issuance costs of $16,522, and accretion of debt discount of $52,257.

For the three months ended March 31, 2021, net cash used in operations was $274,424. Net cash used in operations was primarily due to a net loss of $461,682 for three months ended March 31, 2021 and the changes in operating assets and liabilities of $34,724, primarily due to the increase in accounts payable of $28,055, accrued payroll and payroll taxes of $5,007, and other current liabilities of $1,662. In addition, net cash used in operating activities includes adjustments to reconcile net profit from depreciation expense of $344, amortization expense of $10,354, stock issued for services of $82,250, accretion of original issuance costs of $8,726, and accretion of debt discount of $50,860.

Cash Flows from Investing Activities – For the three months ended March 31, 2022, net cash used in investing was none compared to cash flows from investing activities of $2,871 for the three months ended March 31, 2020 due to the purchase of property and equipment.

Cash Flows from Financing Activities – For the three months ended March 31, 2022 and 2021, net cash provided by financing was $200,000 and $200,000, respectively, due to proceeds from short term convertible notes.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks, and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of our business during the next twelve months.

Fiscal year end

Our fiscal year end is December 31.

Critical Accounting Policies

Refer to Note 3 in the accompanying notes to the unaudited condensed consolidated financial statements for critical accounting policies.

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Recent Accounting Pronouncements

Refer to Note 3 in the accompanying notes to the condensed consolidated financial statements.

Off-Balance Sheet Arrangements

As of March 31, 2022, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

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DESCRIPTION OF BUSINESS

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) is a development-stage therapeutic technology company headquartered in San Diego, California USA. Our business focus is the clinical advancement of Sigyn Therapy, a multi-function blood purification technology designed to overcome the limitations of previous drugs and devices to treat life-threatening inflammatory disorders, including sepsis, the leading cause of hospital deaths worldwide.

About Sigyn Therapy

We are advancing Sigyn Therapy to treat pathogen-associated conditions that precipitate sepsis and other high-mortality disorders that are not addressed with approved drug therapies. To address these unmet therapeutic needs, we designed Sigyn Therapy to extract pathogen sources of life-threating inflammation from the bloodstream in concert with the depletion of pro-inflammatory cytokines, whose dysregulated production (the cytokine storm) plays a prominent role in each of our therapeutic indication opportunities.

In addition to sepsis, our candidate treatment indications include, but are not limited to; emerging pandemic threats, drug resistant pathogens, hepatic encephalopathy, bridge to liver transplant, and community-acquired pneumonia (“CAP”), which is a leading cause of death among infectious diseases, the leading cause of death in children under five years of age, and a catalyst for approximately 50% of sepsis and septic shock cases.

Merger Transaction

On October 19, 2020, Reign Resources Corporation, completed a Share Exchange Agreement (the “Agreement”) with Sigyn Therapeutics, Inc., a private entity incorporated in the State of Delaware on October 19, 2019. Pursuant to the Share Exchange Agreement, we acquired 100% of the issued and outstanding shares of privately held Sigyn Therapeutics common stock in exchange for 75% of the fully paid and nonassessable shares of our common stock outstanding (the “Acquisition”). In conjunction with the transaction, we changed our name from Reign Resources Corporation to Sigyn Therapeutics, Inc. pursuant to an amendment to our articles of incorporation that was filed with the State of Delaware. Subsequently, our trading symbol was changed to SIGY. The Acquisition was treated as a “tax-free exchange” under Section 368 of the Internal Revenue Code of 1986 and resulted in the private Sigyn Therapeutics corporate entity becoming a wholly owned subsidiary known as Sigyn Medical Corporation. Upon the closing of the Acquisition, we appointed James A. Joyce and Craig P. Roberts to serve as members of our Board of Directors.

As of May 5, 2022, we have a total 37,238,656 shares issued and outstanding, of which 11,655,803 shares are held by non-affiliate shareholders.

Post-Merger Developments

Since the consummation of our public merger on October 19, 2020, we have advanced Sigyn Therapy from conceptual design to clinical application. We initiated and completed a series of in vitro blood plasma studies that validated the ability of Sigyn Therapy to address a broad-spectrum of relevant therapeutic targets, including endotoxin (gram-negative bacterial toxin); peptidoglycan and lipoteichoic acid (gram-positive bacterial toxins); viral pathogens (including SARS-CoV-2); hepatic toxins (ammonia, bile acid, and bilirubin); CytoVesicles (extracellular vesicles that transport inflammatory cytokine cargos); and tumor necrosis factor alpha (TNF alpha), interleukin-1 beta (IL-1b), and interleukin 6 (IL-6), which are pro-inflammatory cytokines whose dysregulated production (the cytokine storm) precipitate sepsis and play a prominent role in each of our therapeutic opportunities.

Subsequent to these milestone achievements, we announced the completion of in vivo animal studies on February 23, 2022, that demonstrated Sigyn Therapy to be safe and well tolerated.

In the studies, Sigyn Therapy was administered via standard dialysis machines utilizing conventional blood-tubing sets, for periods of up to six hours in eight (8) porcine (pig) subjects, each weighing approximately 40-45 kilograms. The studies were comprised of a pilot phase (two subjects), which evaluated the feasibility of the study protocol in the first-in-mammal use of Sigyn Therapy; and an expansion phase (six subjects) to further assess treatment safety and refine pre-treatment set-up and operating procedures. Sigyn Therapy was well tolerated by all eight animal subjects and no serious adverse events were reported in any treated animal subject. Important criteria for treatment safety – including hemodynamic parameters, serum chemistries and hematologic measurements – were stable across all subjects.

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The studies were conducted by a clinical team at Innovative BioTherapies, Inc. (“IBT”), under a contract with the University of Michigan to utilize animal care, associated institutional review oversight, as well as surgical suite facilities located within the North Campus Research Complex. IBT is uniquely experienced in providing development services that support the clinical advancement of extracorporeal devices. The treatment protocol of the study was reviewed and approved by the University of Michigan Institutional Animal Care and Use Committee (IACUC).

We plan to incorporate the data resulting from our in vivo and invitro studies into an Investigational Device Exemption (IDE) that we are drafting for submission to the U.S. Food and Drug Administration (“FDA”) to support the potential initiation of human clinical studies.

Sigyn Therapy Mechanism of Action

To overcome the limitations of previous drug and device therapies, we created Sigyn Therapy with a novel multi-function mechanism of action. Based on the results of studies conducted to date, our expansive mechanism establishes Sigyn Therapy as an emerging candidate to treat a wide-range of pathogen-associated conditions that precipitate sepsis and other life-threatening disorders.

To support widespread implementation, we designed Sigyn Therapy to be a single-use disposable device that is deployable on the global infrastructure of hemodialysis and continuous renal replacement therapy (CRRT) machines already located in hospitals and clinics.

Incorporated with Sigyn Therapy is a “cocktail” of adsorbent components formulated to optimize the broad-spectrum extraction of therapeutic targets from the bloodstream. In the medical field, the term “cocktail” is a reference to the simultaneous administration of multiple drugs (a drug cocktail) with differing mechanisms of actions. While drug cocktails are emerging as potential mechanisms to treat cancer, they are proven life-saving countermeasures to treat HIV and Hepatitis-C viral infections. However, dosing of multi-drug agent cocktails is limited by toxicity and adverse events that can result from deleterious drug interactions.

Sigyn Therapy is not constrained by such limitations as our adsorbent components are not introduced into the body. As a result, we are able to incorporate a substantial dose of multiple adsorbents, each with differing mechanisms and capabilities to optimize Sigyn Therapy’s ability to address a broad-spectrum of pathogenic and inflammatory targets that precipitate the cytokine storm that underlies sepsis and other acute life-threatening disorders.

The adsorbent components that we incorporate in Sigyn Therapy provide more than 200,000 square meters (~50 acres) of surface area on which to adsorb and remove circulating pathogens, toxins, inflammatory mediators, and other relevant targets below 200nm in diameter. Beyond an immense capacity to remove therapeutic targets, Sigyn Therapy is also highly efficient. Based on blood flow rates of 350ml/min, a patient’s entire bloodstream can pass through Sigyn Therapy up to seventeen (17) times during a single four-hour treatment period.

Overview of Candidate Treatment Indications

Based on data resulting from in vitro blood purification studies, our candidate treatment indications include, but are not limited to; sepsis, community-acquired pneumonia, emerging pandemic threats, hepatic encephalopathy, bridge to liver transplant, and drug resistant pathogens. However, there is no assurance that controlled human studies will demonstrate Sigyn Therapy to be an efficacious treatment for any of these indications.

Sepsis

Sepsis is defined as a life-threatening organ dysfunction caused by a dysregulated host response to infection. In January of 2020, a report entitled; “Global, Regional, and National Sepsis Incidence and Mortality, 1990-2017: Analysis for the Global Burden of Disease Study,” was published in the Journal Lancet. The publication reported 48.9 million cases of sepsis and 11 million deaths in 2017. In that same year, an estimated 20.3 million sepsis cases and 2.9 million deaths were among children younger than 5-years old. The report included a reference that sepsis kills more people around the world than all forms of cancer combined. In the United States, sepsis was reported to be the most common cause of hospital deaths with an annual financial burden that exceeds $24 billion.

To date, more than 100 human studies have been conducted to evaluate the safety and efficacy of candidate drugs to treat sepsis. With one brief exception (Xigris, Eli Lilly), none of these studies resulted in a market cleared therapy.

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As sepsis remains beyond the reach of single-target drugs, there is an emerging interest in multi-mechanism therapies that can target both inflammatory and pathogen associated targets. Sigyn Therapy addresses a broad-spectrum of pathogen sources and the resulting dysregulated cytokine production (the cytokine storm) that is the hallmark of sepsis. Additionally, we believe that inflammatory cytokine cargos transported by CytoVesicles may represent a novel, yet important therapeutic target.

Community-acquired Pneumonia

CAP represents a significant opportunity for Sigyn Therapy to reduce the occurrence of sepsis. CAP is a leading cause of death among infectious diseases, the leading cause of death in children under five years of age, and a catalyst for approximately 50% of sepsis and septic shock cases.

In the United States, more than 1.5 million individuals are hospitalized with CAP each year, resulting in an annual financial burden that exceeds $10 billion.

Statistically, a therapeutic strategy that reduced the incidence of CAP related sepsis and septic shock would save thousands of lives each year. In a study of 4,222 patients, the all-cause mortality for adult patients with CAP was reported to be 6.5% during hospitalization. However, the mortality of patients with CAP related sepsis and septic shock rose to 51% during hospitalization.

CAP is further complicated by the fact that the pathogen sources of CAP are identified in only 38% of patients, based on a study of 2,259 subjects whose pneumonia diagnosis was confirmed by chest x-ray. Of the source pathogens identified in the study, ninety seven percent (97%) were either viral or bacterial in origin.

To reduce the occurrence of CAP related sepsis and septic shock, Sigyn Therapy offers a broad-spectrum mechanism to reduce the circulating presence of viral pathogens and bacterial toxins before and if they are identified as the CAP pathogen source. Additionally, Sigyn Therapy may help to control the excess production of inflammatory cytokines (the cytokine storm) that precipitate sepsis and septic shock.

Emerging Pandemic Threats

Covid-19 affirmed the important role of extracorporeal blood purification technologies as first-line countermeasures to treat a newly emerging pandemic threat not addressed with a drug or vaccine at the outset of an outbreak. The confluence of global warming, urban crowding, and intercontinental travel is expected to fuel a continuance of future pandemic threats.

Additionally, as a majority of known human viruses are not addressed with a corresponding drug or vaccine, there will be an ongoing need for blood purification technologies that reduce the severity of infection and mitigate the excess production of inflammatory cytokines (the cytokine storm) associated with high mortality in non-pandemic viral infections. In this regard, we believe that Sigyn Therapy aligns with U.S. Government initiatives that support the development of broad-spectrum medical countermeasures that can mitigate the impact of emerging pandemic threats, yet also have viability in established disease indications.

Hepatic Encephalopathy

Based on the results of invitro blood purification studies conducted to date, we consider Sigyn Therapy to be a compelling strategy to reverse the length and severity of Hepatic Encephalopathy (“HE”), a frequent and serious complication of both chronic liver disease and acute liver failure. A hallmark characteristic of HE is the accumulation of neurotoxic substances in the bloodstream that translocate through the blood-brain barrier, which can result in a hepatic coma in severe cases and ultimately cause death.

The three-year survival rate following the first episode of HE is approximately 15%. The clinical and economic burden of HE is considerable as it contributes to an impaired quality of life, morbidity, and mortality. In the United States, HE is a significant public health concern that results in 100,000–115,000 yearly hospital admissions.

The severity of Hepatic Encephalopathy is often correlated with elevated concentrations of hepatic toxins, pro-inflammatory cytokines, and bacterial toxins in the bloodstream. In vitro blood plasma studies have validated the ability of Sigyn Therapy to address hepatic toxins (ammonia, bile acid, and bilirubin), relevant pro-inflammatory cytokines (TNF-a, IL-1b, and IL-6), gram-negative bacterial toxin (endotoxin), and gram-positive bacterial toxins (peptidoglycan and lipoteichoic acid).

HE is often a common occurrence in cirrhosis patients awaiting a donor liver for transplant. As the reduced duration of an HE episode correlates with higher rates of survival to transplant, Sigyn Therapy may have potential utility as a bridge-to-liver transplant device.

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Bridge-To-Liver Transplant

There is an urgent need for a medical intervention that could reduce the circulating presence of hepatic toxins, pro-inflammatory cytokines, and pathogenic factors as a means to assist in extending the lives to those awaiting a liver transplant. Based on these requirements, there may be an opportunity for Sigyn Therapy to stabilize or extend the life of a patient prior to the identification of a matched liver for transplantation - otherwise known as a bridge-to-liver transplant. In 2017, 8,082 U.S. patients received a liver transplant, and 13,885 patients were on the waiting list for a liver transplant. In that year, the average cost associated with a liver transplant was reported to be $577,100 USD.

Recent Corporate Developments

●	December 2020 – Reported the first in vitro study results of Sigyn Therapy. The study demonstrated the simultaneous reduction of endotoxin, a gram-negative bacterial toxin, and relevant pro-inflammatory cytokines from human blood plasma. Included among validated cytokines were Interleukin-1 Beta (IL-1B), Interleukin-6 (IL-6) and Tumor Necrosis Factor alpha (TNF-a).

●	January 2021 - Announced the results of an in vitro pilot study that successfully modeled the ability of Sigyn Therapy to address CytoVesicles (extracellular vesicles that transport inflammatory cargos in the bloodstream).

●	January 2021 - Appointed industry veteran Eric Lynam as Head of Clinical Affairs, with a mandate to oversee clinical studies of Sigyn Therapy.

●	April 2021 - Disclosed in vitro study observations that demonstrated the ability of Sigyn Therapy to adsorb viral pathogens, including SARS-CoV-2 (COVID-19).

●	April 2021 - Appointed former Aethlon Medical executive Charlene Owen as Director of Operations.

●	July 2021 - Announced the completion of in vitro blood purification studies that demonstrated the broad-spectrum ability of Sigyn Therapy to eliminate hepatic toxins (ammonia, bile acid & bilirubin) associated with Hepatic Encephalopathy.

●	July 2021 - Disclosed the completion of a first-in-mammal pilot animal study that validated the feasibility of a clinical protocol that resulted in the safe administration of Sigyn Therapy during six-hour treatment exposures.

●	December 2021 - Announced the completion of in vitro studies that validated the ability of Sigyn Therapy to deplete gram-positive bacterial toxins from human blood plasma.

●	February 2022 - Reported the successful completion of an in vivo animal study conducted at the University of Michigan, which demonstrated Sigyn Therapy to be safe and well tolerated.

●	March 2022 - Appointed accomplished financial executive, Jeremy Ferrell, CPA, MBA as Chief Financial Officer, with overall responsibility for operational finance, budgeting, and financial reporting, as well as helping to manage the Company’s relationships and interactions with the investment community.

●	March 2022 - Announced the appointments of two internationally recognized clinician researchers, Alexander S. Yevzlin, MD, FASN and H. David Humes, MD, to Sigyn Therapeutics’ Scientific Advisory Board.

●	March 2022 - Ajay Verma, MD, PhD, a recognized thought leader in the field of neurology joins the Science Advisory Board.

●	April 2022 - Donald J. Hillebrand, M.D., a recognized thought leader in the field of Hepatology and Liver Transplantation joins the Science Advisory Board.

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Marketing and Sales

At present, our primary focus is the clinical and regulatory advancement of Sigyn Therapy. As such, we do not market or sell any therapeutic products at this time. However, we plan to forge relationships with organizations that have established distribution channels into markets that may have a demand for Sigyn Therapy should it receive market clearance from FDA or other foreign regulatory agencies.

Intellectual Property

We own the intellectual property rights to pending royalty-free patents that have been assigned to us by our co-founders, James A. Joyce and Craig P. Roberts. We have also received a “Notice of Allowance” from the United States Patent and Trademark Office (USPTO) related to the use of Sigyn Therapeutics, Sigyn Therapy, and the protection of our corporate logo. We plan to continually expand our intellectual property portfolio and protect trade secrets that are not the subject of patent submissions. However, there is no assurance that the claims of current pending and future patent applications will result in issued patents.

At present, we own the rights to the following patents pending.

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - U.S. Application No.: 62/881,740; Filing Date: 2019-08-01 - Inventors: Joyce and Roberts

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - International Patent Application No.: PCT/US2020/044223; Filing Date: 2020-07-30 - Inventors: Joyce and Roberts

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - U.S. Patent Application No.: 16/943,436; Filing Date: 2020-07-30 - Inventors: Joyce and Roberts

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - EP No.: 20757445; Filing Date: 2022-01-24 - Inventors: Joyce and Roberts

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - CA No.: 3148773; Filing Date: 2022-01-25 - Inventors: Joyce and Roberts

DEVICES, SYSTEMS AND METHODS FOR THE BROAD-SPECTRUM REDUCTION OF PRO-INFLAMMATORY CYTOKINES IN BLOOD - JP No.: 2022-506670; Filing Date: 2022-01-31 - Inventors: Joyce and Roberts

EXTRA-LUMEN ADSORPTION OF VIRAL PATHOGENS FROM BLOOD

U.S. Patent Application No.: 63/177,520; Filing Date: 2021-04-21

Inventor: James A. Joyce

Government Regulation

In the United States, Sigyn Therapy is subject to regulation by the FDA. Should we seek to commercialize Sigyn Therapy outside the United States, we expect to face comparable international regulatory oversight. Based on published guidance by FDA, Sigyn Therapy is a Class III medical device whose regulatory jurisdiction is the Center for Devices and Radiological Health (“CDRH”), the FDA branch that oversees the market approval of medical devices. As a Class III device, we are subject to a Pre-Market Approval (“PMA”) submission pathway with CDRH. The approval of a PMA application to support market clearance of Sigyn Therapy will require extensive data, which includes but is not limited to technical documents, preclinical studies, animal studies, human clinical trials, the establishment of Good Manufacturing Practice (“GMP”) standards and labeling that fulfills FDA’s requirement to demonstrate reasonable evidence of safety and effectiveness of a medical device product. In this regard, there is no assurance that Sigyn Therapy will be demonstrated to be a safe and effective product for any therapeutic indication that we pursue.

Should Sigyn Therapy receive market clearance, we will need to comply with applicable laws and regulations that govern the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting for medical devices. Failure to comply with these applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution. Our failure to comply with any of these laws and regulations could have a material adverse effect on our operations.

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We are subject to regulations by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

Manufacturing and Procurement

We are advancing a manufacturing relationship with an FDA registered Contract Manufacturing Organization (CMO) to establish GMP compliant manufacturing to support human clinical studies and potential commercialization should we receive clearance to market Sigyn Therapy. We plan to establish manufacturing procedure specifications that define each stage of our manufacturing, inspection and testing processes and the control parameters or acceptance criteria that apply to each activity that result in the production of our technology.

We have also established relationships with industry vendors that provide components necessary to manufacture our device. Should the relationship with an industry vendor be interrupted or discontinued, we believe that alternate component suppliers can be identified to support the continued manufacturing of our product. However, delays related to interrupted or discontinued vendor relationships could adversely impact our business.

Research and Product Development

To date, we have outsourced our research and product development activities, which include the performance of in vitro blood plasma validation studies, animal studies, pre-GMP product assembly and manufacturing through third party organizations with extensive experience in advancing extracorporeal blood purification technologies. At present, we do not have plans to build and staff our own research and product development facility.

Employees

As of the date of this prospectus, the Company had 5 full time employees and believes its relationships with its employees are good.

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DESCRIPTION OF PROPERTY

Operating Lease

Our corporate address 2468 Historic Decatur Road, Suite 140, San Diego, California, 92106

On May 27, 2021, the Company entered into a sixty-three month lease for its corporate office at $5,955 per month commencing June 15, 2021 maturing September 30, 2026.

We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers and the positions with the Company held by each person. Our executive officers are elected annually by the board of directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Title
Jim Joyce	60	Chief Executive Officer and Chairman of the Board of Directors (“CEO”)
Craig Roberts	69	Chief Technology Officer and Director
Jeremy Ferrell (1)	52	Chief Financial Officer

(1) Mr. Ferrell was hired as the Company’s Chief Financial Officer effective March 9, 2022.

Mr. Joyce is the Co-founder, Chairman and CEO of Sigyn Therapeutics, Inc. He has 30+ years of diverse public market experience, which includes two decades of public company CEO and Corporate Board leadership roles.

Mr. Joyce  was previously the founder, Chairman and CEO of Aethlon Medical, a therapeutic device company that he navigated from a single shareholder start-up to Nasdaq-traded Company with 8000+ shareholders. During his tenure, Mr. Joyce oversaw the development of the Aethlon Hemopurifier, the first and only therapeutic candidate to receive two “Breakthrough Device” awards from the United States Food and Drug Administration (FDA). Under his leadership, the Hemopurifier received FDA “Emergency Use Authorization” (EAU) approval to treat Ebola virus and was cleared to treat Ebola by the German Government and Health Canada as well. In response, Time Magazine named the Hemopurifier one of the “11 Most Remarkable Advances in Healthcare” and designated the device to its “Top 25 Best Inventions” award list. Mr. Joyce is well suited to sit on the Board due to his extensive public company background.

During Mr. Joyce’s tenure, Aethlon won two Department of Defense (DOD) contract awards, a National Cancer Institute (NCI) contract award and a grant from the National Institutes of Health (NIH). He also led the completion of approximately $100 million of equity financings and originated preclinical and clinical collaborations with more than twenty government and non-government institutes and organizations. Mr. Joyce is also the former Executive Chairman of Exosome Sciences, Inc., a company he founded to advance the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disorders.

Mr. Roberts is an inventor of therapeutic device technologies, which includes a Percutaneous Adult Extracorporeal Membrane Oxygenation (ECMO) system that was licensed and subsequently sold to C.R. Bard. During the ongoing pandemic, ECMO has been broadly deployed to treat critically ill COVID-19 patients. Additionally, Mr. Roberts is the inventor of the IMPACT System, which received CE Mark clearance in the European Union and was subsequently registered in 32 countries and successfully deployed to treat cytokine storm related conditions, including sepsis, acute respiratory distress syndrome (ARDS), acute liver failure, severe pneumonia and H5N1 bird flu virus infection. Mr. Roberts is suited to sit on the Board due to his strong medical device background.

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Mr. Ferrell has more than 25 years of finance and operations leadership experience, with expertise in venture capital; mergers and acquisitions; due diligence; initial public offerings; strategic alliance negotiation; and financial planning and reporting. He was most recently CFO at Miku, Inc, a privately held consumer hardware and tele-health company, where he managed a successful seed financing round and led Miku’s transition from its parent to an independent company. Previously, he founded a Fractional CFO Services firm, where he served as CFO for various life sciences and technology companies, including Singular Genomics, Inc., Aspen Neuroscience, Inc., and Hyduro, Inc. Before that, he served as Corporate Controller for ecoATM, Inc., which was acquired by Outerwall, Inc. in 2013. Earlier in his career, Mr. Ferrell practiced as a certified public accountant. Mr. Ferrell received his Bachelor of Science degree in Accountancy from Liberty University and his Master of Business Administration degree in International Finance from the Thunderbird School of Global Management.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

We may transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties. As of this filing, we have not transacted business with any officer, director, or affiliate.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (I) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing. We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures. We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Director Independence

We do not have any independent directors. The Company will be appointing independent directors in accordance with NASDAQ listing rule 5605 (a)(2) before we uplist via an amendment to this registration statement of which this prospectus is a part. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

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●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which upon the consummation of this offering is expected to consist of five members. Directors serve for a term of one year and until their successors have been duly elected and qualified.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. The Company plans to update its board committees to meet NASDAQ requirements via an amendment to this registration statement of which this prospectus is a part.

In lieu of an audit committee, the Company’s board of directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s consolidated financial statements and other services provided by the Company’s independent public accountants. The board of directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

The Company maintains a Scientific Advisory Board (“SAB”) to assist the Board of Directors by reviewing and evaluating our research and development programs. Members of the SAB receive per meeting fees and may also be eligible to receive stock options upon approval of the Company’s board of directors.

Audit Committee Financial Expert

Prior to the completion of this offering, we plan to appoint a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our directors are capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. The directors of our Company do not believe that it is necessary to have an audit committee because management believes that the board of directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

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Involvement in Certain Legal Proceedings

Our directors and our executive officers have not been involved in or a party in any of the following events or actions during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (I) Any Federal or State securities or commodities law or regulation; or (ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not formally adopted a written Code of Ethics that governs the Company’s employees, officers and directors as the Company is not required to do so. The board of directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Role of Board of Directors in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors, when formed, will also have responsibility for certain areas of risk management. Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Director Compensation

All of the Company’s directors are employees of the Company and such persons have not been separately compensated for their services to the Company as a director.

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Limitation on Liability and Indemnification Matters

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Certificate of Incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to the corporation or its shareholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Articles of Incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our Certificate of Incorporation and bylaws, we have entered or will enter into indemnification agreements with each of our directors and officers. These agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

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Summary Compensation Table

The particulars of the compensation paid to the following persons: (1) our principal executive officer; and (2) each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended December 31, 2021, who we will collectively refer to as the “named executive officers” of the Company, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Jim Joyce	2021	496,125	-	-	-	-	-	$31,126	$527,251
Chief Executive Officer	2020	418,842	-	-	-	-	-	$22,516	$440,866

Craig Roberts	2021	259,000	-	-	-	-	-	$21,704	$280,704
Chief Technology Officer	2020	233,981	-	-	-	-	-	$22,024	$256,497
	2019	-	-	-	-	-	-	-	-

Jeremy Ferrell	2021	-	-	-	-	-	-	$-	$-
Chief Financial Officer (2)	2020	-	-	-	-	-	-	$-	$-

(1)	amounts include health insurance and employer matched 401(k) costs.
(2)	Mr. Ferrell was hired as the Company’s Chief Financial Officer effective March 9, 2022.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the years ended December 31, 2021 and 2020, except as described below in “Equity Compensation Plans and Other Benefit Plans” below.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options or restricted stock units during the years ended December 31, 2021 and 2020.

Outstanding Equity Awards at 2021 Year End

Except as described below in “Equity Compensation Plans and Other Benefit Plans”, the Company has not issued any awards to its named executive officers. The Company and its board of directors may grant awards as it sees fit to its employees as well as key consultants. See the discussion of “Equity Compensation Plans and Other Benefit Plans” below.

Agreements with Executive Officers

Jim Joyce

Mr. Joyce receives an annual base salary of $455,000, plus bonus compensation not to exceed 50% of salary. Mr. Joyce’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Additionally, the Company has agreed to maintain a beneficial ownership target of 9% for Mr. Joyce. Mr. Joyce’s compensation was approved by the Reign Resources Corporation Board of Directors on October 6, 2020 and was among conditions of the Share Exchange Agreement that was completed with Sigyn Therapeutics, Inc. on October 19, 2020.

Jeremy Ferrell

Mr. Ferrell was hired on March 9, 2022 as the Company’s Chief Financial Officer. Mr. Ferrell receives an annual base salary of $250,000, plus discretionary bonus compensation not to exceed 40% of salary. Mr. Ferrell’s employment also provides for medical insurance, disability benefits and three months of severance pay if his employment is terminated without cause or due to a change in control. Additionally, Mr. Ferrell will be granted up to 600,000 options to purchase 600,000 of the Company’s common shares upon the implementation of a Company employee option plan.

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Craig Roberts

Mr. Roberts, the Company’s Chief Technology Officer (CTO) receives an annual base salary of $240,000 as well as medical insurance and related benefits. Mr. Roberts is eligible to receive bonus compensation at the discretion of the Sigyn Therapeutics, Inc. Board of Directors.

Equity Compensation Plans and Other Benefit Plans

The Company does not currently have any equity compensation plans and there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of the Company during the last two fiscal years, is or has been indebted to the Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for our year ended December 31, 2021:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

None.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership our common stock as of June 22, 2022 by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of common stock and (ii) each of our directors and executive officers. Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Name and Address (2)	Amount of Beneficial Ownership	Percent of Class (1)

Jim Joyce (3)	12,820,000	34.4%
Craig Roberts (4)	12,820,000	34.4%

All Officers and Directors as a Group (2 Persons)	25,640,000	68.8%

Brio Capital Master Fund Ltd.	3,725,850	9.9%

Osher Capital Partners LLC (5)	3,050,658	8.2%

(1)	Based on 37,238,656 shares of common stock issued and outstanding.
(2)	Unless otherwise noted, the address of each beneficial owner is c/o Sigyn Therapeutics, Inc., 2468 Historic Decatur Road, Suite 140, San Diego, CA 92106.
(3)	Mr. Joyce is the Company’s CEO.
(4)	Mr. Roberts is the Company’s CTO.
(5)	Consists of 3,050,658 common shares as of the date of this filing. Osher Capital Partners LLC (“Osher”) is contractually limited to beneficial ownership of our common shares not to exceed 9.99%.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above. We do not have an investment advisor. There are no current arrangements which will result in a change in control.

Equity Compensation Plans

The following represents a summary of the Equity Compensation grants and options awards outstanding at December 31, 2021 and 2020 and changes during the years then ended:

2021 and 2020
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders	-0-	$-0-	-0-
Total	-0-	$-0-	-0-

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UNDERWRITING

Univest Securities, LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Class A Units listed next to its name in the following table:

Underwriter	Number of Class A Units	Number of Class B Units
Univest Securities, LLC
Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The securities are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Class A Units and Class B Units offered by this prospectus if any such Class A Units and/or Class B Units are taken, other than those shares of common stock and/or Series A Warrants covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted to the representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional            shares of our common stock at a price of $        per share and/or (ii) additional Series A Warrants to purchase         shares of common stock at a price of $0.01 per warrant (15% of the shares of common stock and warrants included in the Class A Units and Class B Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or Series A Warrants as the number of Class A Units and Class B Units to be purchased by it in the above table bears to the total number of Class A Units and Class B Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or Series A Warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and/or Series A Warrants are purchased, the underwriters will offer the additional shares of common stock and/or Series A Warrants on the same terms as those on which the other Class A Units and Class B Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $        and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $           .

Discounts and Commissions

The underwriters propose initially to offer the Class A Units and Class B Units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $         per Class A Unit and $____ per Class B Units. If all of the Class A Units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

	Per Class A Unit	Per Class B Unit	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$	$
Underwriting discount (7.0%)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$
Non-accountable expense allowance (1.0%)	$	$	$	$

(1)	The non-accountable expense allowance will not payable with respect to representative’s exercise of the over-allotment option.

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1.0% of the gross proceeds received at the closing of the offering. The non-accountable expense allowance of 1.0% is not payable with respect to any Class A Units and Class B Units sold upon exercise of the underwriters’ over-allotment option. In addition, we have agreed to reimburse the representative up to a maximum of $150,000 for out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, accountable roadshow expenses, and background checks on our principal shareholders, directors and officers.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $         .

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Representative’s Warrants

Upon completion of this offering, we have agreed to issue to the representative as compensation warrants to purchase up to         shares of common stock (6.0% of the aggregate number of shares of common stock sold in this offering inclusive of the over-allotment option (the “representative’s warrants”). The representative’s warrants will be exercisable at a per share exercise price equal to 110% of the public offering price per Class A Unit and Class B Unit in this offering. The representative’s warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days following the commencement of sales of the securities issued in this offering.

The representative’s warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the representative’s warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

We have agreed to grant the representative, for the 9-month period following the closing of this offering, a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us (the “Right of First Refusal”), which right is exercisable in the representative’s sole discretion. In accordance FINRA Rule 5110(g)(6)(A), such Right of First Refusal does not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the us and the underwriters.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of six months after the date of this prospectus in the case of our directors, executive officers, the Company and any successor of the Company and certain stockholders.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

Nasdaq Capital Market Listing

We intend to apply to have our common stock listed on the Nasdaq Capital Market under the symbol “SIGY”. No assurance can be given that our application will be approved by Nasdaq.

Determination of Offering Price

The public offering price of the Class A Units and Class B Units that we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the Class A Units and Class B Units include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock and Series A Warrants. Specifically, the underwriters may over-allot in connection with this offering by selling more shares of common stock and/or Series A Warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock or Series A Warrants for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock and/or Series A Warrants over-allotted by the underwriters is not greater than the number of shares of common stock and/or Series A Warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock and/or Series A Warrants involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock and/or Series A Warrants or reduce any short position by bidding for, and purchasing, common stock and/or Series A Warrants in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing securities in this offering because the underwriter repurchases the securities in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock and/or Series A Warrants at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Conflicts of Interest

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our securities may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Hong Kong

The securities may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China

This prospectus has not been and will not be circulated or distributed in the PRC, and the securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

South Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the securities may not be re-sold to South Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan

The securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements, we have not entered into any related party transaction with a member of the immediate family or the foregoing persons of any director, executive officer, or holder of more than 5% of our capital stock during the last two completed fiscal years. Compensation arrangements, including employment agreements, for our directors and named executive officers are described elsewhere in “Executive Compensation—Agreements with Executive Officers.”

Indemnification Agreements

We have entered or intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.

52

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.0001, of which 37,238,656 shares are issued and outstanding as of June 22, 2022. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no pre-emptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Securities Offered in this Offering

We are offering ______ Class A Units, each unit consisting of one share of our common stock and one Series A Warrant to purchase one share of our common stock and Class B Units, each consisting of Series C preferred stock and one Series A Warrant. The share of common stock and accompanying Series A Warrants included in each Class A Unit will be issued separately and the share of Series B Preferred Stock and accompanying Series A Warrant will be issued separately. Class A Units and Class B Unitswill not be issued or certificated. We are also registering the shares of common stock included in the Class A Units and the shares of common stock issuable from time to time upon exercise of the Series A Warrants included in the Class A Units and Class B Units and Series B preferred stock offered hereby. The description of our common stock is set forth above under the heading “—Common Stock.”

Series B Preferred Stock Issued in this Offering

Our board of directors shall have designated _____ shares of our preferred stock as Series B convertible preferred stock (“Series B preferred stock”), none of which are currently issued and outstanding. The preferences and rights of the Series B preferred stock will be as set forth in a Certificate of Designation (the “Series B Certificate of Designation”) filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to a transfer agency agreement between us and Equity Stock Transfer, as transfer agent, the Series B preferred stock will be issued in book-entry form and shall initially be represented only by one or more global certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

In the event of a liquidation, the holders of Series B preferred stock are entitled to participate on an as-converted-to-Common Stock basis with holders of the Common Stock in any distribution of assets of the Company to the holders of the Common Stock. The Series B Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of Common Stock (other than dividends in the form of Common Stock) unless and until such time as we pay dividends on each Series B preferred share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends shall be paid on Series B preferred stock.

With certain exceptions, as described in the Series B Certificate of Designation, the Series B preferred stock have no voting rights. However, as long as any shares of Series B preferred stock remain outstanding, the Series B Certificate of Designation provides that we shall not, without the affirmative vote of holders of a majority of the then-outstanding Series B preferred stock, (a) alter or change adversely the powers, preferences or rights given to the Series B preferred stock or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B preferred stock or (c) amend our certificate of incorporation in any manner that adversely affects the rights of holders of Series B preferred stock.

Each Series B preferred share is convertible at any time at the holder’s option into a number of shares of common stock equal to $5,000 divided by the Series B Conversion Price. The “Series B Conversion Price” is initially $ and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we shall not effect any conversion of Series B preferred stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B preferred stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise (the “preferred stock Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the preferred stock Beneficial Ownership Limitation, provided that in no event shall the preferred stock Beneficial Ownership Limitation exceed 9.99% and any increase in the preferred stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

53

We do not intend to apply for listing of the Series B preferred stock on any securities exchange or other trading system.

The following summary of certain terms and provisions of the Series A Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Series A Warrant. We do not have a price as of yet so we cannot disclose the amounts of warrants outstanding following the offering, and none were available pre-offering. The exercise price is 110% of the offering price per Class A Unit for the Series A Warrants.

Exercisability. The Series A Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A Warrants is $___ per share or 110% of the public offering price of the Class A Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Series A Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Warrants will be limited.

Warrant Agent. The Series A Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer, LLC, as warrant agent, and us. The Series A Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant.

Governing Law. The Series A Warrants and the warrant agency agreement are governed by New York law.

Warrants and Options

During 2020, in conjunction with the sale and issuance of Original Issue Discount Senior Convertible Debentures (“Notes”), the Company issued warrants to purchase an aggregate of 1,621,730 shares of the Company’s common stock with an exercise price of $0.59 and vest over a period of five years. On February 19, 2021, a noteholder exercised 70,510 warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. In addition, the Company issued warrants to purchase an aggregate of 4,113,083 shares of the Company’s common stock with an exercise price of $0.14 and vest over a period of five years.

In February and April 2021, in conjunction with the sale and issuance of Notes, the Company issued warrants to purchase an aggregate of 386,255 shares of the Company’s common stock with an exercise price of $1.20 and vest over a period of five years.

On May 10, 2021, the Company closed a private placement to accredited investors that resulted in the issuance of 1,172,000 warrants to purchase an aggregate of 1,172,000 shares of the Company’s common stock with an exercise price of $1.75 and vest over a period of five years.

On October 20, 2021, the Company entered into a securities purchase agreement with an accredited investor that resulted in the issuance of 320,000 shares of common stock and warrants to purchase an aggregate of 320,000 shares of the Company’s common stock for total proceeds totaling $400,000. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.25 per share.

On October 22, 2021, in exchange for the extension of Notes, the Company issued a noteholder five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share

Security Holders

As of May 5, 2022, there were 37,238,656   common shares issued and outstanding, which were held by approximately 72 stockholders of record. We do not know the number of our beneficial shareholders or shareholders holding shares through their broker(s) in “street name.”

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

We have engaged VStock Transfer, LLC as the Company’s transfer agent to serve as agent for shares of our common stock. Our transfer agent’s contact information is as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

54

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have an aggregate of 37,295,803 shares of our common stock outstanding as of December 31, 2021 (prior to the Offering). All of the xx,000 shares to be registered in this Offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Rule 144

Rule 144 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (I) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which would equal approximately 388,000 shares, based on the number of shares of our common stock outstanding as of December 31, 2021 (37,295,803), and assuming the 1,500,000 shares being registered in the Offering are issued and sold; or
●	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Jolie Kahn, Esq., New York, New York. Blank Rome LLP, New York, New York is acting as counsel for the underwriters in this offering.

55

EXPERTS

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Company or any of its parents, or subsidiaries, as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of Sigyn Therapeutics, Inc. as of December 31, 2021 and 2020, have been included herein in reliance on the reports of Paris Kreit & Chiu, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years ended December 31, 2021 and 2020, there have been no changes in or disagreements with our independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accounting Firm would have caused them to make reference thereto in their report on the financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about our securities, and us we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

56

SIGYN THERAPEUTICS, INC.

Index to Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Sigyn Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sigyn Therapeutics, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the two years ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and negative cash flows from operating activities, therefore, the Company has stated that substantial doubt exists about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the consolidated financial statements, the Company has incurred losses each year from inception through December 31, 2021 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

Inventory Valuation

As described in Note 3 to the consolidated financial statements, based on the significant advancement of Sigyn Therapy, the Company decided in the 4th quarter of 2021 to assess the value of retail business operations that were a focus of the Company prior to the merger transaction consummated on October 19, 2020. Related to this assessment, management determined the wholesale liquidation value of its sapphire gem inventory to be 5-10% of the previously reported retail value, based on communications with certified gemologists, the variance between retail and wholesale valuations, and current market conditions. As a result, the Company has valued the inventory at $50,000 and recorded an impairment of assets of $536,047 in the year ended December 31, 2021 and is classified in other expenses in the Consolidated Statements of Operations.

We evaluated and tested the certified gemologists inventory valuation report and subsequent company communications with this expert.

Paris Kreit & Chiu CPA LLP

(formerly known as Benjamin & Ko)

We have served as the Company’s auditor since 2021.

New York, New York

March 21, 2022

F-2

SIGYN THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$340,956	$84,402
Accounts receivable	-	-
Inventories	50,000	586,047
Notes receivable	-	-
Other current assets	2,075	-
Total current assets	393,031	670,449

Property and equipment, net	28,046	1,728
Intangible assets, net	5,700	21,905
Operating lease right-of-use assets, net	262,771	-
Other assets	20,711	-
Total assets	$710,259	$694,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,674	$16,005
Accrued payroll and payroll taxes	1,072	59,707
Short-term convertible notes payable, less unamortized debt issuance costs of $53,614 and $97,832, respectively	647,202	518,668
Current portion of operating lease liabilities	46,091	-
Other current liabilities	179	523
Total current liabilities	734,218	594,903
Long-term liabilities:
Operating lease liabilities, net of current portion	240,625	-
Total long-term liabilities	240,625	-
Total liabilities	974,843	594,903

Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 37,295,803 and 35,201,513 shares issued and outstanding at December 31, 2021 and 2020, respectively	3,730	3,520
Additional paid-in capital	3,997,445	1,356,799
Accumulated deficit	(4,265,759)	(1,261,140)
Total stockholders’ equity (deficit)	(264,584)	99,179
Total liabilities and stockholders’ equity (deficit)	$710,259	$694,082

See accompanying notes to consolidated financial statements

F-3

SIGYN THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020

Net revenues	$-	$-

Gross Profit	-	-

Operating expenses:
Marketing expenses	-	705
Research and development	734,014	419,362
General and administrative	1,274,203	496,367
Total operating expenses	2,008,217	916,434
Loss from operations	(2,008,217)	(916,434)

Other expense:
Impairment of assets	536,047	-
Interest expense	30,867	-
Interest expense - debt discount	368,205	-
Interest expense - original issuance costs	61,283	343,156
Total other expense	996,402	343,156

Loss before income taxes	(3,004,619)	(1,259,590)
Income taxes	-	-

Net loss	$(3,004,619)	$(1,259,590)

Net loss per share, basic and diluted	$(0.08)	$(0.17)

Weighted average number of shares outstanding
Basic and diluted	36,396,585	7,351,272

See accompanying notes to consolidated financial statements

F-4

SIGYN THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of January 1, 2020	500,000	$50	$590	$(1,550)	$(910)
Common stock issued in conjunction with reverse merger	33,686,169	3,368	606,813	-	610,181
Warrants issued to third parties in conjunction with debt issuance	-	-	223,560	-	223,560
Beneficial conversion feature in conjunction with debt issuance	-	-	129,938	-	129,938
Common stock issued to third parties in conjunction with exchange of debt	1,015,344	102	395,898	-	396,000
Net loss	-	-	-	(1,259,590)	(1,259,590)
Balance as of December 31, 2020	35,201,513	$3,520	$1,356,799	$(1,261,140)	$99,179

Common stock issued to third party for services	188,000	19	249,081	-	249,100
Warrants issued to third parties in conjunction with debt issuance	-	-	188,069	-	188,069
Beneficial conversion feature in conjunction with debt issuance	-	-	101,972	-	101,972
Common stock and warrants issued for cash	1,492,000	149	1,864,851	-	1,865,000
Common stock issued in conjunction with cashless exercise of warrants	57,147	6	(6)	-	-
Common stock issued to third parties in conjunction with conversion of debt	357,143	36	236,679	-	236,715
Net loss	-	-	-	(3,004,619)	(3,004,619)
Balance as of December 31, 2021	37,295,803	$3,730	$3,997,445	$(4,265,759)	$(264,584)

See accompanying notes to consolidated financial statements

F-5

SIGYN THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(3,004,619)	$(1,259,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,946	346
Amortization expense	16,205	10,954
Stock issued for services	249,100	-
Accretion of debt discount	368,205	275,333
Accretion of original issuance costs	61,283	67,823
Interest expense converted to notes payable	30,800	-
Impairment of assets	536,047	-
Changes in operating assets and liabilities:
Other current assets	(2,075)	-
Other assets	(20,711)	-
Accounts payable	23,669	15,095
Accrued payroll and payroll taxes	(58,635)	59,707
Other current liabilities	23,603	523
Net cash used in operating activities	(1,774,182)	(829,809)

Cash flows from investing activities:
Purchase of property and equipment	(29,264)	-
Website development costs	-	(10,799)
Net cash used in investing activities	(29,264)	(10,799)

Cash flows from financing activities:
Proceeds from short-term convertible notes	250,000	925,010
Repayment of short-term convertible notes	(55,000)	-
Common stock and warrants issued for cash	1,865,000	-
Net cash provided by financing activities	2,060,000	925,010

Net increase in cash		84,402

Cash at beginning of period	84,402	-
Cash at end of period	$340,956	$84,402

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Beneficial conversion feature in conjunction with debt issuance	$101,972	$129,938
Warrants issued to third parties in conjunction with debt issuance	$188,069	$223,560
Original issue discount issued in conjunction with debt	$126,030	$85,495
Common stock issued to third parties in conjunction with conversion of debt	$236,715	$396,000
Issuance of common stock in conjunction with cashless exercise of warrants	$6	$-

See accompanying notes to consolidated financial statements

F-6

SIGYN THERAPEUTICS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) is a development-stage therapeutic technology company headquartered in San Diego, California USA. Our business focus is the clinical advancement of Sigyn Therapy, a multi-function blood purification technology designed to overcome the limitations of previous drugs and devices to treat life-threatening inflammatory disorders, including sepsis, the leading cause of hospital deaths worldwide.

We are advancing Sigyn Therapy to treat pathogen-associated conditions that precipitate sepsis and other high-mortality disorders that are not addressed with approved drug therapies. To address these unmet therapeutic needs, we designed Sigyn Therapy to extract pathogen sources of life-threating inflammation from the bloodstream in concert with the depletion of pro-inflammatory cytokines, whose dysregulated production (the cytokine storm) plays a prominent role in each of our therapeutic indication opportunities.

In addition to sepsis, our candidate treatment indications include, but are not limited to; emerging pandemic threats, drug resistant pathogens, hepatic encephalopathy, bridge to liver transplant, and community-acquired pneumonia (“CAP”), which is a leading cause of death among infectious diseases, the leading cause of death in children under five years of age, and a catalyst for approximately 50% of sepsis and septic shock cases.

Public Merger Agreement

On October 19, 2020, Sigyn Therapeutics, Inc, a Delaware corporation (the “Registrant”) formerly known as Reign Resources Corporation, completed a Share Exchange Agreement (the “Agreement”) with Sigyn Therapeutics, Inc., a private entity incorporated in the State of Delaware on October 19, 2019.

In the Share Exchange Agreement, we acquired 100% of the issued and outstanding shares of privately held Sigyn Therapeutics Inc., common stock in exchange for 75% of the fully paid and nonassessable shares of our common stock outstanding (the “Acquisition”). In conjunction with the transaction, we changed our name from Reign Resources Corporation to Sigyn Therapeutics, Inc. pursuant to an amendment to our articles of incorporation that was filed with the State of Delaware. Subsequently, our trading symbol was changed to SIGY. The Acquisition was treated as a “tax-free exchange” under Section 368 of the Internal Revenue Code of 1986 and resulted in the private Sigyn Therapeutics corporate entity becoming a wholly owned subsidiary known as Sigyn Medical Corporation. Upon the closing of the Acquisition, we appointed James A. Joyce and Craig P. Roberts to serve as members of our Board of Directors.

As of March 14, 2022, we have a total 37,295,803 shares issued and outstanding, of which 11,655,803 shares are held by non-affiliate shareholders.

About Sigyn Therapy

Our business focus is the clinical advancement of Sigyn Therapy, a multi-function blood purification technology designed to overcome the limitations of previous drugs and devices to treat life-threatening inflammatory disorders, including sepsis, the leading cause of hospital deaths worldwide.

We are advancing Sigyn Therapy to treat pathogen-associated conditions that precipitate sepsis and other high-mortality disorders that are not addressed with approved drug therapies. To address these unmet therapeutic needs, we designed Sigyn Therapy to extract pathogen sources of life-threating inflammation from the bloodstream in concert with the depletion of pro-inflammatory cytokines, whose dysregulated production (the cytokine storm) plays a prominent role in each of our therapeutic indication opportunities.

In addition to sepsis, our candidate treatment indications include, but are not limited to; emerging pandemic threats, drug resistant pathogens, hepatic encephalopathy, bridge to liver transplant, and CAP, which is a leading cause of death among infectious diseases, the leading cause of death in children under five years of age, and a catalyst for approximately 50% of sepsis and septic shock cases.

F-7

Post Public Merger Developments

Since the consummation of our public merger on October 19, 2020, we have advanced Sigyn Therapy from conceptual design to clinical application. We initiated and completed six (6) in vitro blood plasma studies that have validated the ability of Sigyn Therapy to address a broad-spectrum of relevant therapeutic targets, including endotoxin (gram-negative bacterial toxin); peptidoglycan and lipoteichoic acid (gram-positive bacterial toxins); viral pathogens (including SARS-CoV-2); hepatic toxins (ammonia, bile acid, and bilirubin); CytoVesicles (extracellular vesicles that transport inflammatory cytokine cargos); and tumor necrosis factor alpha (TNF alpha), interleukin-1 beta (IL-1b), and interleukin 6 (IL-6), which are pro-inflammatory cytokines whose dysregulated production (the cytokine storm) precipitate sepsis and play a prominent role in each of our therapeutic opportunities.

Subsequent to these milestone achievements, we announced the completion of in vivo animal studies on February 23, 2022, that demonstrated Sigyn Therapy to be safe and well tolerated.

In the studies, Sigyn Therapy was administered via standard dialysis machines utilizing conventional blood-tubing sets, for periods of up to six hours in eight (8) porcine (pig) subjects, each weighing approximately 40-45 kilograms. The studies were comprised of a pilot phase (two subjects), which evaluated the feasibility of the study protocol in the first-in-mammal use of Sigyn Therapy; and an expansion phase (six subjects) to further assess treatment safety and refine pre-treatment set-up and operating procedures. Sigyn Therapy was well tolerated by all eight animal subjects and no serious adverse events were reported in any treated animal subject. Important criteria for treatment safety – including hemodynamic parameters, serum chemistries and hematologic measurements – were stable across all subjects.

The studies were conducted by a clinical team at Innovative BioTherapies, Inc. (“IBT”), under a contract with the University of Michigan to utilize animal care, associated institutional review oversight, as well as surgical suite facilities located within the North Campus Research Complex. IBT is uniquely experienced in providing development services that support the clinical advancement of extracorporeal devices. The treatment protocol of the study was reviewed and approved by the University of Michigan Institutional Animal Care and Use Committee (IACUC).

We plan to incorporate the data resulting from our in vivo and invitro studies into an Investigational Device Exemption (IDE) that we are drafting for submission to the FDA to support the potential initiation of human clinical studies.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position and results of operations for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $4,265,759 at December 31, 2021, had a working capital deficit of approximately $341,000 at December 31, 2021, had net losses of $3,004,619 and $1,259,590 for the years ended December 31, 2021 and 2020, respectively, and net cash used in operating activities of $1,774,182 and $829,809 for the years ended December 31, 2021 and 2020, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

F-8

While the Company is attempting to expand its research and development activities, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: realizability of inventory, common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Balance Sheets in accordance with Accounting Standards Codification (“ASC”) ASC 740, Income Taxes, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the consolidated Statements of Operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company does not have a liability for unrecognized income tax benefits.

F-9

Advertising and Marketing Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. The Company had no advertising expenses for year ended December 31, 2021 and had $705 for the year ended December 31, 2020.

Research and Development

All research and development costs are expensed as incurred. The Company incurred research and development expense of $734,014 and $419,362 for the years ended December 31, 2021 and 2020, respectively.

Inventories

In conjunction with the October 19, 2020 Share Exchange Agreement, the Company kept the gem inventory of Reign Resources Corporation. Inventories are stated at the lower of cost or market (net realizable value) on a lot basis each quarter. A lot is determined by the cut, clarity, size, and weight of the sapphires. Inventory consists of sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of December 31, 2021 and 2020, the Company carried primarily loose sapphire jewels, jewelry for sale on our website, and jewelry held as samples. Samples are used to show potential customers what the jewelry would look like. Promotional items given to customers that are not expected to be returned will be removed from inventory and expensed. There have been no promotional items given to customers as of December 31, 2021. The Company performs its own in-house assessment based on gem guide and the current market price for metals to value its inventory on an annual basis or if circumstances dictate sooner to determine if the estimated fair value is greater or less than cost. In addition, the inventory is reviewed each quarter by the Company against industry prices from gem-guide and if there is a potential impairment, the Company would appraise the inventory. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number, type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the internal assessed value of the sapphires could be significantly lower from the current estimated fair value. Loose sapphire jewels do not degrade in quality over time.

Based on the significant advancement of Sigyn Therapy, the Company decided in the 4th quarter of 2021 to assess the value of retail business operations that were a focus of the Company prior to the merger transaction consummated on October 19, 2020.

Related to this assessment, management determined the wholesale liquidation value of its sapphire gem inventory to be 5-10% of the previously reported retail value, based on communications with certified gemologists, the variance between retail and wholesale valuations, and current market conditions. As a result, the Company has valued the inventory at $50,000 and recorded an impairment of assets of $536,047 in the year ended December 31, 2021 and is classified in other expenses in the consolidated Statements of Operations.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Intangible Assets

Intangible assets consist primarily of website development costs. Our intangible assets are being amortized on a straight-line basis over a period of three years.

Assignment of Patent

On January 8, 2020, James Joyce, the Company’s CEO and Craig Roberts, the Company’s CTO, assigned to the Company the rights to patent 62/881,740 pertaining to the devices, systems and methods for the broad-spectrum reduction of pro-inflammatory cytokines in blood in exchange for founder’s shares.

F-10

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

Our impairment analysis requires management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the undiscounted rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future. As of December 31, 2021 and 2020, the Company had not experienced impairment losses on its long-lived assets.

Fair Value of Financial Instruments

The provisions of accounting guidance, Financial Accounting Standards Board (“FASB”) Topic ASC 825, Financial Instruments – Overall, requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2021 and 2020, the fair value of cash, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and Diluted Earnings Per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

F-11

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

Stock-Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Non-Employee Stock-Based Compensation

In accordance with ASC 505, Equity Based Payments to Non-Employees, issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations. An adjustment has been made to the Consolidated Statements of Operations for fiscal year ended December 31, 2020, to reclass $391,906 of costs to research and development previously classified in general and administrative.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, price of components, competition, and governmental and political conditions.

Interest Rate Risk

Financial assets and liabilities do not have material interest rate risk.

F-12

Credit Risk

The Company is exposed to credit risk from its cash in banks. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

Sigyn Therapy is comprised of components that are supplied by various industry vendors. Additionally, the Company is reliant on third-party organizations to conduct clinical development studies that are necessary to advance Sigyn Therapy toward the marketplace.

Should the relationship with an industry vendor or third-party clinical development organization be interrupted or discontinued, it is believed that alternate component suppliers and third-party clinical development organizations could be identified to support the continued advancement of Sigyn Therapy.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company adopted the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. This ASU is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. This update permits the use of either the modified retrospective or fully retrospective method of transition. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

F-13

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – EQUIPMENT

Equipment consisted of the following as of:

		December 31,	December 31,
	Estimated Life	2021	2020

Office equipment	5 years	$28,181	$1,787
Computer equipment	3 years	3,157	287
Accumulated depreciation		(3,292)	(346)
		$28,046	$1,728

Depreciation expense was $2,946 and $346 for the years ended December 31, 2021 and 2020, respectively, and is classified in general and administrative expenses in the Consolidated Statements of Operations.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated life	December 31, 2021	December 31, 2020
Trademarks	3 years	$-	$22,060
Website	3 years	10,799	10,799
Accumulated amortization		(5,099)	(10,954)
		$5,700	$21,905

As of December 31, 2021, estimated future amortization expenses related to intangible assets were as follows:

Intangible Assets
2022	$3,600
2023	2,100
$5,700

The Company had amortization expense of $16,205 and $10,954 for the years ended December 31, 2021 and 2020, respectively.

On January 8, 2020, James Joyce, the Company’s CEO and Craig Roberts, the Company’s COO, assigned to the Company the rights to patent 62/881,740 pertaining to the devices, systems and methods for the broad-spectrum reduction of pro-inflammatory cytokines in blood.

F-14

NOTE 6 – CONVERTIBLE PROMISSORY DEBENTURES

Convertible notes payable consisted of the following:

	December 30, 2021	December 31, 2020

January 28, 2020 ($457,380) – 0% interest per annum outstanding principal and interest due October 20, 2022	$457,380	$385,000
June 23, 2020 ($60,500) – 0% interest per annum outstanding principal and interest due October 20, 2022	60,500	50,000
September 17, 2020 ($199,650) – 0% interest per annum outstanding principal and interest due October 20, 2022. On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.	182,936	181,500

Total convertible notes payable	700,816	616,500
Original issue discount	(53,614)	(19,667)
Debt discount	-	(78,165)

Total convertible notes payable	$647,202	$518,668

Current Noteholders

Osher – $457,380

On January 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $385,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture due January 26, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants to purchase up to an aggregate of 80,209 shares of the Company’s Common Stock at an exercise price of $7.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the note and warrants was $350,005 which was issued at a $34,995 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.094 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the Warrants dated January 28, 2020, for the number of warrant shares from 80,209 warrant shares to 4,113,083 warrant shares at an exercise price of $0.14 per share.
●	The parties amended the Note to provide for interest at 8% per annum.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

F-15

Osher – $60,500 (as amended on October 20, 2020 to $55,000)

On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at an amended $4,995 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows (see Note 12):

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

Osher – $199,650

On September 17, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $181,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 8,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $165,000 which was issued at a $16,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the Warrants dated September 17, 2020, for the number of warrant shares from 8,250 warrant shares to 465,366 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

F-16

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows (see Note 12):

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

Previous Noteholders

Previous Noteholder – $50,000 (as amended on October 20, 2020 to $55,000)

On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $50,000 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and the previous noteholder amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $50,000 which was issued at an amended $5,000 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On December 2, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $55,000, into 141,020 common shares.

Previous Noteholder - $25,000 (as amended on October 20, 2020 to $27,500)

On August 18, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $25,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 18, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 5,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $25,000 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

F-17

The Company and the previous noteholder amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $25,000 to $27,500. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $25,000 which was issued at an amended $2,500 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated August 18, 2020, for the number of warrant shares from 5,000 warrant shares to 70,510 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 28, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $27,500, into 70,510 common shares.

On February 19, 2021, the previous noteholder exercised the warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. The common shares have not been issued as of March 14, 2022.

Previous Noteholder – $93,500

On September 18, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $93,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 4,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $85,000 which was issued at a $8,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and the previous noteholder amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated September 18, 2020, for the number of warrant shares from 4,250 warrant shares to 239,734 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On December 2, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $93,500, into 239,734 common shares.

Previous Noteholder - $165,000

On September 21, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $165,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 7,500 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $150,000 which was issued at a $15,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and the previous noteholder amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the number of shares from the Warrants dated September 21, 2020, for the number of warrant shares from 7,500 warrant shares to 423,060 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On November 5, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $165,000, into 423,060 common shares.

F-18

Previous Noteholder – $27,500 (as amended on October 20, 2020 to $22,000)

On September 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $27,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 28, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 1,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $20,000 which was issued at a $7,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and the previous noteholder amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $27,500 to $22,000. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $20,000 which was issued at an amended $2,000 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated September 28, 2020, for the number of warrant shares from 1,000 warrant shares to 56,408 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 27, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $22,000, into 56,408 common shares.

Previous Noteholder – $33,000

On September 29, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to a previous noteholder of (i) $33,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 18, 2021, based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 1,500 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $30,000 which was issued at a $3,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and the previous noteholder amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated September 29, 2020, for the number of warrant shares from 1,500 warrant shares to 84,612 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 26, 2020, the previous noteholder elected to convert the aggregate principal amount of the Note, $33,000, into 84,612 common shares.

Previous Noteholder – $110,000

On February 10, 2021, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to a previous noteholder of (i) $110,000 aggregate principal amount of Note due February 11, 2022 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 157,143 shares of the Company’s Common Stock at an exercise price of $1.20 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.70 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

F-19

On May 10, 2021, the previous noteholder elected to convert the aggregate principal amount of a $110,000 convertible note issued on February 10, 2021 into 157,143 shares of the Company’s common stock.

Previous Noteholder – $55,000

On May 4, 2021, the Company repaid the aggregate principal amount of a $55,000 convertible debenture that was entered into on April 7, 2021 with a previous noteholder. The note was a 10% Original Issue Discount Senior Convertible Debenture (the “Note”) which included a five-year Common Stock Purchase Warrant (“Warrants’) to purchase up to an aggregate of 71,429 shares of the Company’s Common Stock at an exercise price of $1.20 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $50,000 which was issued at a $5,000 original issue discount from the face value of the Note.

Previous Noteholder – $110,000

On February 10, 2021, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to a previous noteholder of (i) $110,000 aggregate principal amount of Note due February 11, 2022 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 157,143 shares of the Company’s Common Stock at an exercise price of $1.20 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.70 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

On October 25, 2021, the previous noteholder elected to convert the aggregate principal amount of the Note, $110,000, into 157,143 common shares.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company has authorized 1,000,000,000 shares of par value $0.0001 common stock, of which 37,295,803 shares are outstanding at December 31, 2021.

Common Stock

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

On October 25, 2021, Osher elected to convert the aggregate principal amount of the Note, $110,000, into 157,143 common shares.

On October 20, 2021, the entered into a securities purchase agreement with an accredited investor that resulted in the issuance of 320,000 shares of common stock and warrants to purchase an aggregate of 320,000 shares of the Company’s common stock for total proceeds totaling $400,000. The offering allowed for qualified investors to purchase one share of the Company’s common stock at $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.25 per share. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

F-20

On October 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $37,600 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

On July 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $47,000 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

On May 10, 2021, Brio Capital elected to convert the aggregate principal amount of a $110,000 convertible note issued on February 10, 2021 into 157,143 shares of the Company’s common stock.

In April 2021, the Company initiated an offering of up to $1.5 million of the Company’s restricted common shares. The offering allowed for qualified investors to purchase one share of the Company’s common stock $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.75 per share. On May 10, 2021, the Company closed the offering to investors and subsequently disclosed that it had entered into securities purchase agreements with accredited investors that resulted in the issuance of 1,172,000 shares of common stock and warrants to purchase an aggregate of 1,172,000 shares of the Company’s common stock for total proceeds totaling $1,465,000. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On April 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On February 19, 2021, a previous noteholder exercised the warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. The common shares have not been issued as of March 14, 2022.

On January 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

During the year ended December 31, 2020, the Company issued 1,015,344 common shares to third parties in conjunction with the exchange of convertible promissory debentures.

On October 19, 2020, the Company issued 33,686,169 common shares in conjunction with acquisition.

Warrants

On October 22, 2021, the Company and Osher amended convertible debt agreements for the maturity date from October 20, 2021 to October 20, 2022. In exchange for the extension of the Note, the Company issued Osher 450,000 warrants to purchase an aggregate of 450,000 shares of the Company’s common stock, valued at $197,501 (based on the Black Scholes valuation model on the date of grant) (see Note 6). The warrants are exercisable for a period of five years at $1.00 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. The Company is amortizing the value of the warrants ratably through October 20, 2022. The Company recorded $40,041 and $0 for the years ended December 31, 2021 and 2020, respectively, and is classified in other expenses in the consolidated Statements of Operations.

F-21

NOTE 8 – OPERATING LEASES

On May 27, 2021, the Company entered into a sixty-three month lease for its corporate office at $5,955 per month commencing June 15, 2021 maturing September 30, 2026. The Company accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $290,827 and operating lease liability of $290,827 as of June 15, 2021.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Years ended December 31,

	2021	2020
Operating lease expense	$41,811	$-
Short term lease cost	$-	$-
Total lease expense	$41,811	$-

In accordance with ASC 842, other information related to leases was as follows:

Years ended December 31,	2021	2020
Operating cash flows from operating leases	$17,866	$-
Cash paid for amounts included in the measurement of lease liabilities	$17,866	$-

Weighted-average remaining lease term—operating leases	4.67 years	-
Weighted-average discount rate—operating leases	10%	-

F-22

In accordance with ASC 842, maturities of operating lease liabilities as of December 31, 2021 were as follows:

Operating
Year ending:	Lease
2022	$72,714
2023	74,895
2024	77,142
2025	79,456
2026	54,225
Total undiscounted cash flows	$358,431

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	4.67 years
Weighted-average discount rate	10%
Present values	$286,716

Lease liabilities—current	46,091
Lease liabilities—long-term	240,625
Lease liabilities—total	$286,716

Difference between undiscounted and discounted cash flows	$71,715

Operating lease cost was $41,811 and $0 for the years ended December 31, 2021 and 2020, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

Other than as set forth below, and as disclosed in Notes 5 and 7, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

Employment Agreements

Mr. Joyce receives an annual base salary of $455,000, plus bonus compensation not to exceed 50% of salary. Mr. Joyce’s employment also provides for medical insurance, disability benefits and one year of severance pay if his employment is terminated without cause or due to a change in control. Additionally, the Company has agreed to maintain a beneficial ownership target of 9% for Mr. Joyce. Mr. Joyce’s compensation was approved by the Reign Resources Corporation Board of Directors on October 6, 2020 and was among conditions of the Share Exchange Agreement that was completed with Sigyn Therapeutics, Inc. on October 19, 2020. The Company incurred compensation expense of $496,125 (including $18,542 of 2020 payroll paid in 2021) and $418,842, and employee benefits of $31,126 and $22,516, for the years ended December 31, 2021 and 2020, respectively.

Sigyn had no employment agreement with its CTO but still incurred compensation on behalf of the CTO. The Company incurred compensation expense of $259,000 and $233,981, and employee benefits of $21,704 and $22,024, for the years ended December 31, 2021 and 2020, respectively.

Bonus

On July 21, 2021, as a result of achieving certain milestones, the Board of Directors agreed to pay each of the Company’s CEO and CTO a performance bonus equal to 5% of their annual salary totaling $34,750.

NOTE 10 – INCOME TAXES

At December 31, 2021, net operating loss carry forwards for Federal and state income tax purposes totaling approximately $1,408,000 available to reduce future income which under the Tax Cuts and Jobs Act of 2018, allows for an indefinite carryforward period, with carryforwards limited to 80% of each subsequent year’s net income. There is no income tax affect due to the recognition of a full valuation allowance on the expected tax benefits of future loss carry forwards based on uncertainty surrounding realization of such assets.

F-23

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	December 31,
	2021	2020

Statutory U.S. federal rate	21.0%	21.0%
State income tax, net of federal benefit	7.0%	7.0%
Permanent differences	0.0%	0.0%
Valuation allowance	(28.0)%	(28.0)%

Provision for income taxes	0.0%	0.0%

The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	December 31,
	2021	2020

Deferred tax assets:
Net operating loss carry forwards	$1,073,527	$352,912
Valuation allowance	(1,073,527)	(352,912)

	$-	$-

Major tax jurisdictions are the United States and California. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

NOTE 11 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

F-24

The following table sets forth the computation of basic and diluted net income per share:

	Years Ended December 31,
	2021	2020

Net loss attributable to the common stockholders	$(3,004,619)	$(1,259,590)

Basic weighted average outstanding shares of common stock	36,396,585	7,351,272
Dilutive effect of options and warrants	-	-
Diluted weighted average common stock and common stock equivalents	36,396,585	7,351,272

Loss per share:
Basic and diluted	$(0.08)	$(0.17)

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2020 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended December 31, 2020 except for the following:

Mr. Ferrell was hired March 9, 2022 as the Company’s Chief Financial Officer. Mr. Ferrell receives an annual base salary of $250,000, plus discretionary bonus compensation not to exceed 40% of salary. Mr. Ferrell’s employment also provides for medical insurance, disability benefits and three months of severance pay if his employment is terminated without cause or due to a change in control. Additionally, Mr. Ferrell will be granted up to 600,000 options to purchase 600,000 of the Company’s common shares upon the implementation of a Company employee option plan.

Convertible Promissory Debentures

Osher – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

Brio – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Brio Capital Master Fund Ltd. (“Brio”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

F-25

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

SIGYN THERAPEUTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash	$81,385	$340,956
Inventories	50,000	50,000
Other current assets	12,245	2,075
Total current assets	143,630	393,031

Property and equipment, net	26,342	28,046
Intangible assets, net	4,800	5,700
Operating lease right-of-use assets, net	251,931	262,771
Other assets	20,711	20,711
Total assets	$447,414	$710,259

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$196,147	$39,674
Short-term convertible notes payable, less unamortized debt issuance costs of $215,896 and $53,614, respectively	704,920	647,202
Current portion of operating lease liabilities	47,794	46,091
Other current liabilities	1,987	1,251
Total current liabilities	950,848	734,218
Long-term liabilities:
Operating lease liabilities, net of current portion	228,135	240,625
Total long-term liabilities	228,135	240,625
Total liabilities	1,178,983	974,843

Stockholders’ deficit:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 37,295,803 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	3,730	3,730
Additional paid-in capital	4,208,506	3,997,445
Accumulated deficit	(4,943,805)	(4,265,759)
Total stockholders’ deficit	(731,569)	(264,584)
Total liabilities and stockholders’ deficit	$447,414	$710,259

See accompanying notes to unaudited condensed consolidated financial statements.

F-26

SIGYN THERAPEUTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2022	2021

Net revenues	$-	$-

Gross Profit	-	-

Operating expenses:
Marketing expenses	250	82,250
Research and development	228,342	116,516
General and administrative	380,644	203,330
Total operating expenses	609,236	402,096
Loss from operations	(609,236)	(402,096)

Other expense:
Interest expense	31	-
Interest expense - debt discount	52,257	50,860
Interest expense - original issuance costs	16,522	8,726
Total other expense	68,810	59,586

Loss before income taxes	(678,046)	(461,682)
Income taxes	-	-

Net loss	$(678,046)	$(461,682)

Net loss per share, basic and diluted	$(0.02)	$(0.01)

Weighted average number of shares outstanding Basic and diluted	37,295,803	35,266,601

See accompanying notes to unaudited condensed consolidated financial statements.

F-27

SIGYN THERAPEUTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Deficit
Balance as of December 31, 2020	35,201,513	$3,520	$1,356,799	$(1,261,140)	$99,179
Common stock issued to third party for services	47,000	5	82,245	-	82,250
Warrants issued to third parties in conjunction with debt issuance	-	-	113,910	-	113,910
Beneficial conversion feature in conjunction with debt issuance	-	-	86,090	-	86,090
Common stock issued in conjunction with cashless exercise of warrants	57,147	6	(6)	-	-
Net loss	-	-	-	(461,682)	(461,682)
Balance as of March 31, 2021	35,305,660	$3,531	$1,639,038	$(1,722,822)	$(80,253)

Balance as of December 31, 2021	37,295,803	$3,730	$3,997,445	$(4,265,759)	$(264,584)
Warrants issued to third parties in conjunction with debt issuance	-	-	162,362	-	162,362
Amortization of warrants issued in connection with a debt modification	-	-	48,699	-	48,699
Net loss	-	-	-	(678,046)	(678,046)
Balance as of March 31, 2022	37,295,803	$3,730	$4,208,506	$(4,943,805)	$(731,569)

See accompanying notes to unaudited condensed consolidated financial statements.

F-28

SIGYN THERAPEUTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(678,046)	$(461,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,704	344
Amortization expense	900	10,354
Stock issued for services	-	82,250
Accretion of debt discount	52,257	50,860
Accretion of original issuance costs	16,522	8,726
Changes in operating assets and liabilities:
Other current assets	(10,170)	-
Accounts payable	156,473	28,055
Accrued payroll and payroll taxes	-	5,007
Other current liabilities	789	1,662
Net cash used in operating activities	(459,571)	(274,424)

Cash flows from investing activities:
Purchase of property and equipment	-	(2,871)
Net cash used in investing activities	-	(2,871)

Cash flows from financing activities:
Proceeds from short-term convertible notes	200,000	200,000
Net cash provided by financing activities	200,000	200,000

Net decrease in cash	(259,571)	(77,295)

Cash at beginning of period	340,956	84,402
Cash at end of period	$81,385	$7,107

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash investing and financing activities:
Beneficial conversion feature in conjunction with debt issuance	$-	$86,090
Amortization of warrants issued in connection with a debt modification	$48,699	$-
Warrants issued to third parties in conjunction with debt issuance	$162,362	$113,910
Original issue discount issued in conjunction with debt	$20,000	$85,495

See accompanying notes to unaudited condensed consolidated financial statements.

F-29

SIGYN THERAPEUTICS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) is a development-stage therapeutic technology company headquartered in San Diego, California USA. Our business focus is the clinical advancement of Sigyn Therapy™, a multi-function blood purification technology designed to overcome the limitations of previous drugs and devices to treat life-threatening inflammatory disorders, including sepsis, the leading cause of hospital deaths worldwide.

We are advancing Sigyn Therapy to treat pathogen-associated conditions that precipitate sepsis and other high-mortality disorders that are not addressed with approved drug therapies. To address these unmet therapeutic needs, we designed Sigyn Therapy to extract pathogen sources of life-threating inflammation from the bloodstream in concert with the depletion of pro-inflammatory cytokines, whose dysregulated production (the cytokine storm) plays a prominent role in each of our therapeutic indication opportunities.

In addition to sepsis, our candidate treatment indications include, but are not limited to; emerging pandemic threats, drug resistant pathogens, hepatic encephalopathy, bridge to liver transplant, and community-acquired pneumonia, which is a leading cause of death among infectious diseases, the leading cause of death in children under five years of age, and a catalyst for approximately 50% of sepsis and septic shock cases.

Merger Transaction

On October 19, 2020, Sigyn Therapeutics, Inc, a Delaware corporation (the “Registrant”) formerly known as Reign Resources Corporation, completed a Share Exchange Agreement (the “Agreement”) with Sigyn Therapeutics, Inc., a private entity incorporated in the State of Delaware on October 19, 2019.

In the Share Exchange Agreement, we acquired 100% of the issued and outstanding shares of privately held Sigyn Therapeutics common stock in exchange for 75% of the fully paid and nonassessable shares of our common stock outstanding (the “Acquisition”). In conjunction with the transaction, we changed our name from Reign Resources Corporation to Sigyn Therapeutics, Inc. pursuant to an amendment to our articles of incorporation that was filed with the State of Delaware. Subsequently, our trading symbol was changed to SIGY. The Acquisition was treated as a “tax-free exchange” under Section 368 of the Internal Revenue Code of 1986 and resulted in the private Sigyn Therapeutics corporate entity becoming a wholly owned subsidiary known as Sigyn Medical Corporation. Upon the closing of the Acquisition, we appointed James A. Joyce and Craig P. Roberts to serve as members of our Board of Directors.

As of May 13, 2022, we have a total 37,295,803 shares issued and outstanding, of which 11,655,803 shares are held by non-affiliate stockholders.

Post Merger Developments

Since the consummation of our public merger on October 19, 2020, we advanced Sigyn Therapy from conceptual design to clinical application. We initiated and completed several in vitro studies that validated the ability of Sigyn Therapy to address a broad-spectrum of relevant therapeutic targets, including endotoxin (gram-negative bacterial toxin); peptidoglycan and lipoteichoic acid (gram-positive bacterial toxins); viral pathogens (including SARS-CoV-2); hepatic toxins (ammonia, bile acid, and bilirubin); CytoVesicles (extracellular vesicles that transport inflammatory cytokine cargos); and tumor necrosis factor alpha (TNF alpha), interleukin-1 beta (IL-1b), and interleukin 6 (IL-6), which are pro-inflammatory cytokines whose dysregulated production (the cytokine storm) precipitate sepsis and play a prominent role in each of our therapeutic opportunities. Subsequent to these in vitro milestones, we completed animal studies that demonstrated Sigyn Therapy to be safe and well tolerated.

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We plan to incorporate the data collected from our post-merger studies into an Investigational Device Exemption (IDE) that we are drafting for submission to the U.S. Food and Drug Administration (“FDA”) to support the initiation of human clinical studies in the United States.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position and results of operations for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $4,943,805 at March 31, 2022, had a working capital deficit of $807,218 and $341,187 at March 31, 2022 and December 31, 2021, respectively, had a net loss of $678,046 and $461,682 for the three months ended March 31, 2022 and 2021, respectively, and net cash used in operating activities of $459,571 and $274,424 for the three months ended March 31, 2022 and 2021, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

F-31

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the consolidated Statements of Operations.

ASC 740-10-30 was adopted from the date of its inception. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10 and currently, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. The Company had advertising expenses of $250 and $82,250 for the three months ended March 31, 2022 and 2021, respectively.

Inventories

In conjunction with the October 19, 2020 Share Exchange Agreement, the Company kept the gem inventory of Reign Resources Corporation. Inventories are stated at the lower of cost or market (net realizable value) on a lot basis each quarter. A lot is determined by the cut, clarity, size, and weight of the sapphires. Inventory consists of sapphire jewels that meet rigorous grading criteria and are of cuts and sizes most commonly used in the jewelry industry. As of March 31, 2022 and December 31, 2021, the Company carried primarily loose sapphire jewels, jewelry for sale on our website, and jewelry held as samples. Samples are used to show potential customers what the jewelry would look like. Promotional items given to customers that are not expected to be returned will be removed from inventory and expensed. There have been no promotional items given to customers as of March 31, 2022. The Company performs its own in-house assessment based on gem guide and the current market price for metals to value its inventory on an annual basis or if circumstances dictate sooner to determine if the estimated fair value is greater or less than cost. In addition, the inventory is reviewed each quarter by the Company against industry prices from gem-guide and if there is a potential impairment, the Company would appraise the inventory. The estimated fair value is subject to significant change due to changes in popularity of cut, perceived grade of the clarity of the sapphires, the number, type and size of inclusions, the availability of other similar quality and size sapphires, and other factors. As a result, the internal assessed value of the sapphires could be significantly lower from the current estimated fair value. Loose sapphire jewels do not degrade in quality over time.

F-32

Based on the significant advancement of Sigyn Therapy, the Company decided in the 4th quarter of 2021 to assess the value of retail business operations that were a focus of the Company prior to the merger transaction consummated on October 19, 2020.

Related to this assessment, management determined the wholesale liquidation value of its sapphire gem inventory to be 5-10% of the previously reported retail value, based on communications with certified gemologists, the variance between retail and wholesale valuations, and current market conditions. As a result, the Company has valued the inventory at $50,000 and recorded an impairment of assets of $536,047 in the year ended December 31, 2021.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Intangible Assets

Intangible assets consist primarily of website development costs. Our intangible assets are being amortized on a straight-line basis over a period of three years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future. As of March 31, 2022 and December 31, 2021, the Company had not experienced impairment losses on its long-lived assets.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2022 and December 31, 2021, the fair value of cash, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

F-33

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value are measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and diluted earnings per share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

Stock Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Non-Employee Stock-Based Compensation

In accordance with ASC 505, Equity Based Payments to Non-Employees, issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. Although situations may arise in which counter performance may be required over a period of time, the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations. An adjustment has been made to the Unaudited Condensed Consolidated Statements of Operations for three months ended March 31, 2021, to reclass $93,266 of costs to research and development previously classified in general and administrative. In addition, an adjustment has been made to the Unaudited Condensed Consolidated Balance Sheets as of December 31, 2021, to reclass $1,072 of other current liabilities previously classified in accrued payroll and payroll taxes.

F-34

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to raise additional capital and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. Currently, these contingencies include general economic conditions, price of components, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

Sigyn Therapy is comprised of components that are supplied by various industry vendors. Additionally, the Company is reliant on third-party organizations to conduct clinical development studies that are necessary to advance Sigyn Therapy toward the marketplace.

Should the relationship with an industry vendor or third-party clinical development organization be interrupted or discontinued, it is believed that alternate component suppliers and third-party clinical development organizations could be identified to support the continued advancement of Sigyn Therapy.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and had an immaterial impact from this standard.

In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. This ASU is effective for annual reporting periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU No. 2020-06 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and had an immaterial impact from this standard s.

F-35

Other recently issued accounting updates are not expected to have a material impact on the Company’s unaudited condensed consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

		March 31,	December 31,
	Estimated Life	2022	2021

Office equipment	5 years	$28,181	$28,181
Computer equipment	3 years	3,157	3,157
Accumulated depreciation		(4,996)	(3,292)
		$26,342	$28,046

Depreciation expense was $1,704 and $344 for the three months ended March 31, 2022 and 2021, respectively, and is classified in general and administrative expenses in the unaudited condensed consolidated Statements of Operations.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of:

	Estimated life	March 31, 2022	December 31, 2021
Website	3 years	$10,799	$10,799
Accumulated amortization		(5,999)	(5,099)
		$4,800	$5,700

As of March 31, 2022, estimated future amortization expenses related to intangible assets were as follows:

Intangible Assets
2022 (remaining 9 months)	$2,100
2023	2,100
$4,800

The Company had amortization expense of $900 and $10,354 for the three months ended March 31, 2022 and 2021, respectively.

On January 8, 2020, James Joyce, the Company’s CEO and Craig Roberts, the Company’s CTO, assigned to the Company the rights to patent 62/881,740 pertaining to the devices, systems and methods for the broad-spectrum reduction of pro-inflammatory cytokines in blood.

F-36

NOTE 6 – CONVERTIBLE PROMISSORY DEBENTURES

Convertible notes payable consisted of the following:

	March 31, 2022	December 31, 2021

January 28, 2020 ($457,380) – 0% interest per annum outstanding principal and interest due October 20, 2022	$457,380	$457,380
June 23, 2020 ($60,500) – 0% interest per annum outstanding principal and interest due October 20, 2022	60,500	60,500
September 17, 2020 ($199,650) – 0% interest per annum outstanding principal and interest due October 20, 2022. On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.	182,936	182,936
March 23, 2022 ($220,000) – 0% interest per annum outstanding principal and interest due October 23, 2023	220,000	-

Total convertible notes payable	920,816	700,816
Original issue discount	(57,092)	(53,614)
Debt discount	(158,804)	-

Total convertible notes payable	$704,920	$647,202

Principal payments on convertible promissory debentures are due as follows:

Year ending December 31,
2022	$700,816
2023	220,000
$920,816

Current Noteholders

Osher – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

Brio – $110,000

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “Note”) with respect to the sale and issuance to institutional investor Brio Capital Master Fund Ltd. (“Brio”) of (i) $110,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The aggregate cash subscription amount received by the Company from the previous noteholder for the issuance of the Note and Warrants was $100,000 which was issued at a $10,000 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.50 per share, subject to adjustment as provided therein, such as stock splits and stock dividends.

Osher – $457,380

On January 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $385,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture due January 26, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants to purchase up to an aggregate of 80,209 shares of the Company’s Common Stock at an exercise price of $7.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the note and warrants was $350,005 which was issued at a $34,995 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.094 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

F-37

The Company and Osher amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated January 28, 2020, for the number of warrant shares from 80,209 warrant shares to 4,113,083 warrant shares at an exercise price of $0.14 per share.
●	The parties amended the Note to provide for interest at 8% per annum.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.

●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.

●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

Osher – $60,500 (as amended on October 20, 2020 to $55,000)

On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at an amended $4,995 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows (see Note 12):

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.

●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.

●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

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Osher – $199,650

On September 17, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $181,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 8,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $165,000 which was issued at a $16,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow on October 20, 2020:

●	The parties amended the Warrants dated September 17, 2020, for the number of warrant shares from 8,250 warrant shares to 465,366 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows (see Note 12):

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.

●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.

●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

Previous Noteholders

Previous notes were detailed in our Form 10-K filed on March 31, 2022. No changes occurred related to these notes during the period covered by this Form 10-Q.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company authorized 10,000,000 shares of par value $0.0001 preferred stock, of which none are issued and outstanding at March 31, 2022, and December 31, 2021, respectively.

Common Stock

The Company has authorized 1,000,000,000 shares of par value $0.0001 common stock, of which 37,295,803 shares are outstanding at March 31, 2022, and December 31, 2021, respectively.

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

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On October 25, 2021, Osher elected to convert the aggregate principal amount of the Note, $110,000, into 157,143 common shares.

On October 20, 2021, the entered into a securities purchase agreement with an accredited investor that resulted in the issuance of 320,000 shares of common stock and warrants to purchase an aggregate of 320,000 shares of the Company’s common stock for total proceeds totaling $400,000. The offering allowed for qualified investors to purchase one share of the Company’s common stock at $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.25 per share. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On October 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $37,600 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for hosting webinar presentations with the financial community.

On July 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $47,000 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for hosting webinar presentations with the financial community.

On May 10, 2021, Brio Capital elected to convert the aggregate principal amount of a $110,000 convertible note issued on February 10, 2021 into 157,143 shares of the Company’s common stock.

In April 2021, the Company initiated an offering of up to $1.5 million of the Company’s restricted common shares. The offering allowed for qualified investors to purchase one share of the Company’s common stock $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.75 per share. On May 10, 2021, the Company closed the offering to investors and subsequently disclosed that it had entered into securities purchase agreements with accredited investors that resulted in the issuance of 1,172,000 shares of common stock and warrants to purchase an aggregate of 1,172,000 shares of the Company’s common stock for total proceeds totaling $1,465,000. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On April 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On February 19, 2021, a previous noteholder exercised the warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. The common shares have not been issued as of May 13, 2022.

On January 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

Warrants

On October 22, 2021, the Company and Osher amended convertible debt agreements for the maturity date from October 20, 2021 to October 20, 2022. In exchange for the extension of the Note, the Company issued Osher 450,000 warrants to purchase an aggregate of 450,000 shares of the Company’s common stock, valued at $197,501 (based on the Black Scholes valuation model on the date of grant) (see Note 6). The warrants are exercisable for a period of five years at $1.00 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. The Company is accreting the value of the warrants ratably through October 20, 2022. The Company recorded $48,699 and $0 for the three months ended March 31, 2022 and 2021, respectively, and is classified in other expenses in the consolidated Statements of Operations.

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NOTE 8 – OPERATING LEASES

On May 27, 2021, the Company entered into a sixty-three month lease for its corporate office at $5,955 per month commencing June 15, 2021 maturing September 30, 2026. The Company accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $290,827 and operating lease liability of $290,827 as of June 15, 2021.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Three Months ended March 31,
	2022	2021
Operating lease expense	$17,919	$-
Short term lease cost	$-	$-
Total lease expense	$17,919	$-

In accordance with ASC 842, other information related to leases was as follows:

Three Months ended March 31,	2022	2021
Operating cash flows from operating leases	$17,866	$-
Cash paid for amounts included in the measurement of lease liabilities	$17,866	$-

Weighted-average remaining lease term—operating leases	4.67 years	-
Weighted-average discount rate—operating leases	10%	-

In accordance with ASC 842, maturities of operating lease liabilities as of March 31, 2022 were as follows:

Operating
Year ending:	Lease
2022 (remaining 9 months)	$54,848
2023	74,895
2024	77,142
2025	79,456
2026	54,225
Total undiscounted cash flows	$340,566

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	4.67 years
Weighted-average discount rate	10%
Present values	$275,928

Lease liabilities—current	47,794
Lease liabilities—long-term	228,135
Lease liabilities—total	$275,928

Difference between undiscounted and discounted cash flows	$64,638

Operating lease cost was $17,919 and $0 for the three months ended March 31, 2022 and 2021, respectively.

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NOTE 9 – RELATED PARTY TRANSACTIONS

Other than as set forth below, and as disclosed in Notes 5 and 7, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

Employment Agreements

Mr. Ferrell was hired March 9, 2022 as the Company’s Chief Financial Officer. Mr. Ferrell receives an annual base salary of $250,000, plus discretionary bonus compensation not to exceed 40% of salary. Mr. Ferrell’s employment also provides for medical insurance, disability benefits and three months of severance pay if his employment is terminated without cause or due to a change in control. Additionally, Mr. Ferrell will be granted up to 600,000 options to purchase 600,000 of the Company’s common shares upon the implementation of a Company employee option plan. The Company incurred compensation expense of $10,417 and $0 and employee benefits of $1,140 and $0 for the three months ended March 31, 2022 and 2021, respectively.

NOTE 10 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Basic and diluted earnings (loss) per share are the same since net losses for all periods presented and including the additional potential common shares would have an anti-dilutive effect.

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The following table sets forth the computation of basic and diluted net income per share:

	Three Months Ended March 31,
	2022	2021

Net loss attributable to the common stockholders	$(678,046)	$(461,682)

Basic weighted average outstanding shares of common stock	37,295,803	35,266,601
Dilutive effect of options and warrants	-	-
Diluted weighted average common stock and common stock equivalents	37,295,803	35,266,601

Loss per share:
Basic and diluted	$(0.02)	$(0.01)

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2022 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the period ended March 31, 2022 except for the following:

On April 28, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “April 2022 Note”) totaling (i) $110,000 aggregate principal amount of April 2022 Note due April 28, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

On May 10, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture (the “May 2022 Note”) totaling (i) $110,000 aggregate principal amount of Note due May 10, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 220,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

F-43

Class A Units

Each Class A Unit Consisting of

One Share of Common Stock and

One Series A Warrant to Purchase One Share of Common Stock

Class B Units

Each Class B Unit Consisting of ___ Share of Series B Preferred Stock and One Series A Warrant to Purchase One Share of Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$1,853
FINRA Filing Fee	3,499
Nasdaq Listing Fee	-
Transfer Agent and Registrar Fees	-
Printing and Engraving Expenses	-
Legal Fees	-
Accounting Fees and Expenses	-
Miscellaneous	-
Total	$-

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 102 of the Delaware General Corporation Law, we will adopt provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Amended and Restated Bylaws will provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

As permitted by Section 102 of the Delaware General Corporation Law, we will adopt provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

II-1

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Amended and Restated Bylaws will provide that:

●	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions.

We plan to enter into an underwriting agreement that provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

Preferred Stock

The Company has 10,000,000 shares of par value $0.0001 preferred stock authorized, of which no preferred shares are issued and outstanding at June 22, 2022.

Common Stock

The Company has authorized 1,000,000,000 shares of par value $0.0001 common stock, of which 37,238,656 shares are outstanding at June 22, 2022.

On October 28, 2021, an investor elected   to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

On October 25, 2021, an investor elected to convert the aggregate principal amount of the Note, $110,000, into 157,143 common shares.

On October 20, 2021, the Company entered into a securities purchase agreement with an accredited investor that resulted in the issuance of 320,000 shares of common stock and warrants to purchase an aggregate of 320,000 shares of the Company’s common stock for total proceeds totaling $400,000. The offering allowed for qualified investors to purchase one share of the Company’s common stock at $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.25 per share. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On October 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $37,600 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

II-2

On July 14, 2021, the Company issued a total of 47,000 shares of its common stock valued at $47,000 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry.

On May 10, 2021, Brio Capital elected to convert the aggregate principal amount of a $110,000 convertible note issued on February 10, 2021 into 157,143 shares of the Company’s common stock.

In April 2021, the Company initiated an offering of up to $1.5 million of the Company’s restricted common shares. The offering allowed for qualified investors to purchase one share of the Company’s common stock $1.25. For each share purchased, the investor received a five-year warrant to purchase one share of common stock at $1.75 per share. On May 10, 2021, the Company closed the offering to investors and subsequently disclosed that it had entered into securities purchase agreements with accredited investors that resulted in the issuance of 1,172,000 shares of common stock and warrants to purchase an aggregate of 1,172,000 shares of the Company’s common stock for total proceeds totalling $1,465,000. No commissions were paid in the offering. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On April 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

On February 19, 2021, a previous noteholder exercised the warrants pursuant to the cashless exercise provision of the warrant agreement into 57,147 common shares. The common shares have not been issued as of March 14, 2022.

On January 14, 2021, the Company issued a total of 47,000 shares of its restricted common stock valued at $82,250 (based on the stock price of the Company’s common stock on the date of issuance) to a third party, for communications to the financial industry. This issuance was pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in a transaction exempt from registration.

During the year ended December 31, 2020, the Company issued 1,015,344 common shares to third parties in conjunction with the exchange of convertible promissory debentures.

On October 19, 2020, the Company issued 33,686,169 common shares in conjunction with acquisition.

Warrants

On October 22, 2021, the Company and Osher amended convertible debt agreements for the maturity date from October 20, 2021 to October 20, 2022. In exchange for the extension of the Note, the Company issued Osher 450,000 warrants to purchase an aggregate of 450,000 shares of the Company’s common stock, valued at $197,501 (based on the Black Scholes valuation model on the date of grant) (see Note 6). The warrants are exercisable for a period of five years at $1.00 per share in whole or in part, as either a cash exercise or as a cashless exercise, and fully vest at grant date. The Company is amortizing the value of the warrants ratably through October 20, 2022. The Company recorded $40,041 and $0 for the years ended December 31, 2021 and 2020, respectively, and is classified in other expenses in the consolidated Statements of Operations.

Current Noteholders

Osher – $457,380

On January 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $385,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture due January 26, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants to purchase up to an aggregate of 80,209 shares of the Company’s Common Stock at an exercise price of $7.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the note and warrants was $350,005 which was issued at a $34,995 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.094 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

II-3

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Warrants dated January 28, 2020, for the number of warrant shares from 80,209 warrant shares to 4,113,083 warrant shares at an exercise price of $0.14 per share.
●	The parties amended the Note for the maturity date from June 23,2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20,2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20,2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

Osher – $60,500

On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at a $0 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at an amended $4,995 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

II-4

Osher – $199,650

On September 17, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $181,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 8,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $165,000 which was issued at a $16,500 original issue discount from the face value of the Note. The conversion price for the principal in connection with voluntary conversions by a holder of the convertible notes is $0.39 per share, as amended on October 20, 2020, subject to adjustment as provided therein, such as stock splits and stock dividends.

The Company and Osher amended the convertible debt agreement as follow-on October 20, 2020:

●	The parties amended the Warrants dated September 17, 2020, for the number of warrant shares from 8,250 warrant shares to 465,366 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On October 22, 2021, the Company and Osher amended convertible debt agreements as follows:

●	The parties amended the October 20, 2020 Notes for the maturity date from October 20, 2021 to October 20, 2022.
●	The parties amended the October 20, 2020 Notes for the aggregate principal amount and accrued interest from $652,300 to $717,530 which is issued at a $65,230 original issue discount from the face value of the October 20, 2020 Notes now due October 20, 2022.
●	In exchange for the extension of the Note, the Company issued Osher five-year warrants to purchase an aggregate of 450,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

On October 28, 2021, Osher elected to convert $16,714 of the aggregate principal amount of the Note of $199,650, into 42,857 common shares.

On March 23, 2022, the Company entered into an Original Issue Discount Senior Convertible Debentures (the “Note”) totaling (i) $220,000 aggregate principal amount of Note due March 23, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 440,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

On April 28, 2022, the Company entered into an Original Issue Discount Senior Convertible Debentures (the “Note”) totaling (i) $220,000 aggregate principal amount of Note due April 28, 2023 based on $1.00 for each $0.90909 paid by the previous noteholder and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 440,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. The conversion price for the principal in connection with voluntary conversions by the holders of the convertible notes is $0.50 per share.

These issuances have been made pursuant to transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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ITEM 16. EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement**

3.1*	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 22, 2015 and as currently in effect. (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

3.2*	Bylaws of the Registrant, as currently in effect (Filed as Exhibit 3.2 to the Registration Statement on Form S-1 filed by the Registrant on May 27, 2015, and incorporated herein by reference).

4.1	Form of Representative’s Warrant**

4.2	Certificate of Designation for Series B Preferred Stock

4.3	Form of Series A Warrant**

5.1	Legal opinion of Jolie Kahn Esq. (to be added by amendment) **

10.1*+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (Filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed by the Registrant on May 27, 2015, and incorporated herein by reference).

10.2*+	Employment Agreement, dated April 1, 2015, between the Registrant and Joseph Segelman (Filed as Exhibit 10.2 to the Registration Statement on Form S-1 filed by the Registrant on May 27, 2015, and incorporated herein by reference).

10.3*+	Employment Agreement, dated April 1, 2015, between the Registrant and Chaya Segelman (Filed as Exhibit 10.3 to the Registration Statement on Form S-1 filed by the Registrant on May 27, 2015, and incorporated herein by reference).

10.4*+	2015 Equity Incentive Plan, as amended and currently in effect (Filed as Exhibit 10.8 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.5*+	Share Option Agreement, dated May 1, 2015, between the Registrant and Joseph Segelman (Filed as Exhibit 10.5 to the Registration Statement on Form S-1 filed by the Registrant on May 27, 2015, and incorporated herein by reference).

10.6*	Securities Purchase Agreement dated as of December 23, 2015 by and among the Registrant and the Purchasers defined and identified therein (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.7*	Form of Secured Convertible Note issued under the Securities Purchase Agreement included as Exhibit 10.6 (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.8*	Security Agreement dated as December 23, 2015 by and among the Company and the Collateral Agent and Secured Parties defined and identified therein. (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.9*	Corporate Guaranty dated as December 23, 2015 entered into by Australian Sapphire Corporation as guarantor for the benefit of the Collateral Agent and the Lenders defined and identified therein. (Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.10*	Guarantor Security Agreement dated as December 23, 2015 by and among Australian Sapphire Corporation as guarantor and the Collateral Agent and Secured Parties defined and identified therein delivered in connection with the Corporate Guaranty included as Exhibit 10.9. (Filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

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10.11*	Personal Guaranty dated as December 23, 2015 entered into by Joseph Segelman as guarantor for the benefit of the Collateral Agent and the Lenders defined and identified therein. (Filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.12*	Form of Common Stock Purchase Warrant issued under the Securities Purchase Agreement included as Exhibit 10.6 (Filed as Exhibit 10.7 to the Current Report on Form 8-K filed by the Registrant on December 24, 2015 and incorporated herein by reference)

10.13*	Asset Purchase Agreement dated December 1, 2016 (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on December 1, 2016 and incorporated herein by reference)

10.14*	Assignment and Assumption Agreement under the Asset Purchase Agreement dated December 1, 2016 (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on December 1, 2016 and incorporated herein by reference)

10.15*	Bill of Sale under the Asset Purchase Agreement dated December 1, 2016 (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on December 1, 2016 and incorporated herein by reference)

10.16*	Confidentiality and Proprietary Rights Agreement under the Asset Purchase Agreement dated December 1, 2016 (Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on December 1, 2016 and incorporated herein by reference)

10.17*	Intellectual Property Assignment Agreement under the Asset Purchase Agreement dated December 1, 2016 (Filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on December 1, 2016 and incorporated herein by reference)

10.18*	Securities Purchase Agreement dated as of November 10, 2016 by and among the Registrant and the Purchasers defined and identified therein (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on November 10, 2016 and incorporated herein by reference)

10.19*	Form of Secured Convertible Note issued under the Securities Purchase Agreement included as Exhibit 10.1 (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on November 10, 2016 and incorporated herein by reference)

10.20*	Form of Common Stock Purchase Warrant issued under the Securities Purchase Agreement included as Exhibit 10.1 (Filed as Exhibit 10.7 to the Current Report on Form 8-K filed by the Registrant on November 10, 2016 and incorporated herein by reference)

21.1	Subsidiaries of the Registrant**

23.1	Consent of Paris Kreit & Chiu CPA LLP

23.2	Consent Jolie Kahn Esq. (included in Exhibit 5.1)**

24.1	Power of Attorney (included on the signature page)

101	The following materials from Reign Resources’ Annual Report on Form 10-K for the year ended December 31, 2016 are formatted in XBRL (Extensible Business Reporting Language): (I) the Balance Sheets, (ii) the Statements of Operations, (iii) Statement of Shareholders’ Deficit, (iv) the Statements of Cash Flow, and (v) Notes to Financial Statements.

107	Calculation of Filing Fee Table

*	Previously filed.
**	To be filed by amendment
+	Management contract or compensatory plan

All references to Registrant’s Forms 8-K, 10-K and 10-Q include reference to File No. 000-55575

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(I)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Sigyn Therapeutics, Inc.

Dated: June 22, 2022	By:	/s/ James Joyce
James Joyce
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: June 22, 2022	By:	/s/ Jeremy Ferrell
Jeremy Ferrell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: June 22, 2022	By:	/s/ Craig Roberts
Craig Roberts
Chief Technology Officer and Director

Each of the undersigned, whose signature appears below, hereby constitutes and appoints James Joyce and Jeremy Ferrell and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-1 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Mr. James Joyce	Chief Executive Officer and Director	June 22, 2022
Mr. James Joyce

/s/ Mr. Craig Roberts	Chief Technology Officer and Director	June 22, 2022
Mr. Craig Roberts

/s/ Mr. Jeremy Ferrell	Chief Financial Officer	June 22, 2022
Mr. Jeremy Ferrell

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